Exhibit 10.14

LEASE

JEFFREY I. WOOLEY

as “Landlord”

and

ASBURY AUTOMOTIVE TAMPA, L.P.,
a Delaware limited partnership

as “Tenant”

Demised Premises:

Courtesy Toyota of Brandon
9210 Adamo Drive
Brandon, FL 33619

LEASE

THIS LEASE (this “Lease”) is made and entered into by and between JEFFREY I. WOOLEY, an individual ("Landlord") and ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership ("Tenant") and is effective as of the 1st day of January 2011 (the “Effective Date”).

Background Statement

Landlord is the owner of certain real property consisting of approximately 17.99 areas of land located in Hillsborough County, Florida and legally described on Exhibit A to this Lease (the “Land”). The Land is currently improved with various buildings and other improvements (the “Existing Improvements”) operated as an automobile dealership known as Courtesy Toyota of Brandon. Tenant currently leases the Demised Premises (as defined in Section 1.01 below) from Landlord pursuant to Amended and Restated Lease between Landlord and Tenant dated the 17th day of September, 1998 (the “Existing Lease”). Tenant (or an affiliated entity) has been in possession of and has operated an automobile dealership on the Land since the September 17, 1998 commencement date under the Existing Lease. Landlord and Tenant are entering into this Lease to replace the existing Lease and concurrently with this Lease will be entering into a lease termination agreement providing for the termination of the Existing Lease, effective as of the Effective Date of this Lease, as provided for in Section 18.13.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant covenant and agree as follows:

ARTICLE I.
DEMISE OF PREMISES

Section 1.01 Demise of Premises. Landlord does hereby lease and demise unto Tenant, and Tenant does hereby take from Landlord the following (the “Demised Premises”): (i) the Land, together with (ii) all building, structures and other improvements now existing or hereafter constructed on or under the Land (the “Improvements”), together with (iii) all rights to any alleys, streets and other right-of-ways adjacent to the Land (before or after the vacation thereof), and together with (iv) all easements, access rights, development rights and credits, sewer and water rights and all other estates, rights, title, interests, privileges, tenements, and appurtenances belong or appertaining to the Land or the Improvements.

ARTICLE II.
TERM

Section 2.01 Lease Term. The term of this Lease shall commence on the Effective Date (also the “Commencement Date”) and shall end on December 31, 2030 (the "Expiration Date"). The term of this Lease, as it may be extended pursuant to Section 2.05 below or otherwise, shall be referred to in this Lease as the "Lease Term".

Section 2.02 Tender of Possession. As Tenant has possession of the Demised Premises under the Existing Lease, possession under this Lease shall be deemed tendered to and accepted by Landlord as of the Effective Date without any additional action being required by Landlord.

Section 2.03 Rent Commencement Date. Tenant's obligation to pay the Rent provided for in Article III shall commence on the Commencement Date, also referred to in this Lease as the "Rent Commencement Date".

Section 2.04 Lease Year. The term "Lease Year" shall mean each successive period of twelve (12) consecutive calendar months, commencing on the Rent Commencement Date; provided that if the Rent Commencement Date is other than the first day of a calendar month, the first Lease Year shall include the initial partial calendar month in which the Rent Commencement Date falls and the next twelve (12) calendar months.

Section 2.05 Renewal Options. Tenant shall have the option (each a “Renewal Option”) to renew this Lease and extend the Lease Term and the Expiration Date for two (2) successive five (5) year renewal periods (each a “Renewal Period”). Each Renewal Period shall commence at the expiration of the then current Lease Term, and be pursuant to all of the terms, covenants and conditions of this Lease as were in place for the initial Lease Term. Rent for any Renewal Period shall continue to be as provided for in Article III. The Renewal Options shall be exercised by written notice to Landlord (a “Renewal Notice”) given no later than one year prior to the expiration of the then existing Lease Term. No Renewal Notice shall be effective during any period that Tenant is in Default under this Lease beyond the applicable notice and cure period.

Section 2.06 Holding Over. Should Tenant hold over in possession after the expiration of the Lease Term (as it may be extended) (a “Holdover”) with Landlord's consent, the Holdover will be on a month-to-month basis upon all the terms and conditions of this Lease (including the payment of Additional Rent), except that the Base Rent shall be payable at such rate as may have been agreed upon by Landlord and Tenant, or if no alternative rate was agreed upon, Base Rent shall continue at the rate in effect for the last month of the Lease Term. Should Tenant Holdover without Landlord's consent, the Holdover will be on an a per diem basis upon all the terms and conditions of this Lease, except that Rent shall be payable at a per diem rate equal to [one hundred fifty percent (150%) of the Base Rent in effect for the last month of the Lease Term] divided by [thirty (30)] for each day Tenant remains in possession without Landlord's consent and Landlord shall also have the right to bring an appropriate action to immediately recover possession of the Demised Premises.

ARTICLE III.
RENT

Section 3.01 Rent Payment Obligation. Tenant shall pay to Landlord, beginning on the Rent Commencement Date and throughout the Lease Term, including any Renewal Periods provided for in Section 2.05, the Rent provided for in this Article. The term "Rent" shall be defined to include "Base Rent" (as defined below) and any additional rental payable by Tenant to Landlord as provided for in this Lease ("Additional Rent"). All payments of Rent shall be paid to Landlord at Landlord's office indicated below, or to any other place within the continental United States designated by Landlord by at least thirty (30) days' prior written notice to Tenant. In lieu of payment by check, Tenant has the right to pay Rent by wire transfer, by ACH (Automated Clearing House) debit or by other recognized payment method. The initial address for the payment of Rent to Landlord is:

Jeffrey I. Wooley
3800 West Hillsborough Avenue
Tampa, Florida 33614

Section 3.02 Base Rent. Tenant shall pay to Landlord base annual rent ("Base Rent") as set forth below, in equal monthly installments of one-twelfth (1/12th) thereof, in advance, commencing on the Rent Commencement Date, and on the first day of each calendar month thereafter during the Lease Term. If the Rent Commencement Date is other than the first day of a calendar month, or the Lease Term expires or is terminated on other than the last day of a calendar month, the Base Rent for that month will be prorated based upon the number of days in the month from and after the Rent Commencement Date or prior to the expiration or termination, as applicable. The Base Rent set out below is subject to adjustment as provided for in Section 3.03.

Base Rent:            Monthly Base Rent:

$1,280,000.00            $106,666.67

Section 3.03 Base Rent Adjustments.

(a)For purposes of this Section:
“CPI Index” means the Consumer Price Index - All Urban Consumers, U.S. City Average, All Items (1982-1984 equals 100), as published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI Index becomes unavailable, then Landlord shall use any successor index published by the Department of Labor or other agency of the United States government, if substantially equivalent. If no such substantially equivalent index exists, Landlord and Tenant shall agree upon a reasonable substitute index or substitute procedure, which reflects and monitors the increase in consumer prices.
“CPI Adjustment Date” means the first day of the eleventh (11th) Lease Year and the first day of each subsequent Lease Year. (See Paragraph (c) below for a limitation on the start of the CPI Adjustment Dates.)
“CPI Increase” shall mean, as to each CPI Adjustment Date, the increase (expressed as a percentage rounded to the nearest one-tenth of one percent), in the CPI index between the CPI Index for the month three (3) months prior to the month of the applicable CPI Adjustment Date and the CPI index for the same month of the prior year. For example, for a January 1, 2022 CPI Adjustment Date, October 2021 and October 2020. If there is a decrease in the CPI Index, the CPI

Increase shall be zero (0).
“Increase Cap” shall mean three percent (3%).
(b)    Subject to Paragraph (c) below, on each CPI Adjustment Date, the Base Rent to be paid by Tenant to Landlord pursuant to Section 3.02 of the Lease, shall be increased by the lesser of (i) the CPI Increase and (ii) the Increase Cap.
(c)    The CPI Increase will only occur if prior to the applicable CPI Adjustment Date, the Demised Premises has been Adequately Remediated as defined for in Article XX (Environmental Matters). It is the intent of the Landlord and the Tenant that there be no increase in the Base Rent prior to the Demised Premises being Adequately Remediated and all CPI Adjustment Dates occurring prior to that time will be ignored.

Section 3.04 Real Estate Taxes.

(a)    Tenant shall pay, as Additional Rent, all Real Estate Taxes (as defined below) assessed against the Land or Improvements (together, the “Real Property”) accruing after the Rent Commencement Date during the Lease Term (the "Tax Obligation"). Tenant shall pay the Real Estate Taxes directly to the taxing authorities before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment or late payment thereof. Landlord authorizes Tenant to request from any taxing authority having jurisdiction over the Demised Premises that all bills for Real Estate Taxes be sent directly to Tenant. Tenant's liability to pay the Tax Obligation shall be prorated on the basis of a 365-day year for any tax fiscal year only a portion of which is included in a Lease Year; provided that Tenant acknowledges that since it also has the obligation to pay Real Estate Taxes under the Existing Lease there shall be no gap in the Tenant's obligation to pay Real Estate Taxes between the Existing Lease and this Lease. Tenant shall furnish to Landlord, upon request, reasonable evidence of the payment of the Tax Obligation, including receipts of the appropriate taxing authority when available.

(b)    The term "Real Estate Taxes" shall mean all real estate taxes and general and special assessments which are levied or assessed against the Real Property by any governmental authority having jurisdiction over the Demised Premises, ordinary or extraordinary, foreseen or unforeseen. Real Estate Taxes do not, however, include any estate, inheritance, succession, capital levy, corporate, franchise, occupancy, gross receipts, rental, transfer or income tax of Landlord. If any non-recurring Real Estates Taxes (e.g., a one-time special assessment) may be paid in installments, Tenant may elect to pay the particular Real Estate Tax in installments; Tenant shall be responsible to pay all the installments due and payable within the Lease Term, but not those due and payable after the Lease Term.

(c)    Unless there is an existing Default by Tenant under this Lease, Tenant shall have the right to contest the amount or validity, or otherwise seek an exemption or abatement of any Real Estate Taxes and to seek a reduction in the valuation of the Real Property for Real Estate Tax purposes by appropriate proceedings diligently conducted in good faith (a “Tax Contest”). Tenant shall provide Landlord written notice of its intent to initiate a Tax Contest prior to the formal filing of any Tax Contest by Tenant and will pursue any Tax Contest with reasonable diligence and in accordance with applicable procedures and requirements. In any instance where any Tax Contest is being undertaken by Tenant, Landlord shall fully cooperate with Tenant in the Tax Contest including, without limitation the execution of any and all documents required in connection therewith and, if required by any law, rule or regulation, by joining with Tenant in the Tax Contest or allowing it to be brought in Landlord name; provided that Landlord shall have no obligation to incur any costs or expenses in connection with such cooperation, unless Tenant agrees in writing to directly pay or to reimburse Landlord for the cost or expense. Tenant shall be entitled to any refund of any Real Estate Taxes (including any penalties or interest thereon) received by Tenant or Landlord, whether or not the refund was a result a Tax Contest, which relate to the period Tenant is responsible for the payment of Real Estate Taxes under this Lease or the Existing Lease.

(d)    If permitted under applicable law, Tenant may delay the payment of any Real Estate Taxes that are the subject of a Tax Contest until the amount of Real Estate Taxes due is finally determined; provided that (i) Tenant shall be responsible for any interest, fines or penalties assessed as a result of such delay; (ii) in no event shall Tenant allow a tax sale for the sale of the Real Property as a result of the non-payment of Real Estate Taxes to be scheduled; (iii) Tenant shall indemnify Landlord against any claims arising out of such delay of payment, including without limitation any fines or penalties assessed in connection therewith; and (iv) Tenant shall post any security required in connection therewith by the taxing authority.

Section 3.05 Personal Property Taxes. Tenant shall be responsible to pay, before delinquent, all taxes and assessments levied or assessed against the Tenant's Personal Property (as defined in Section 13.02) by any governmental authority (“Personal Property Taxes”).

Section 3.06 Sales or Rent Taxes. Tenant shall pay to Landlord, together with each installment of Base Rent or Additional Rent due under this Lease, the amount of any sales, use or occupancy tax (the “Sales Tax”) now or hereafter imposed upon the Base Rent or Additional Rent under this Lease that is customarily paid by lessees in the State of Florida. The exclusion of a tax from the definition of Real Estate Taxes does not prevent it from qualifying as a Sales Tax under this Section. Landlord will be responsible to remit all Sales Tax paid by Tenant to the applicable authorities as and when due and to deliver evidence of the payment thereof to Tenant within ten (10) days after a written request from Tenant therefor.

ARTICLE IV.
USE

Section 4.01 Permitted Use. The Demised Premises may be used and occupied for the operation of a car dealership and all related uses and all ancillary uses and, with Landlord's prior written consent, for any other lawful use or purpose (the “Permitted Use”).

Section 4.02 No Operating Covenant. This Lease does not contain an operating covenant or other requirement that Tenant operate any particular business or engage in any particular activity at the Demised Premises; provided that a lack of business operations shall not excuse Tenant from its obligation to pay Rent, maintain the Improvements and to otherwise comply with the terms of this Lease.

Section 4.02 Utilities. Landlord has no obligation to provide any utility service to the Demised Premises. Landlord does not warrant that the utilities available at the Premises are adequate for Tenant's Permitted Use and shall have no liability for any inadequacy or cessation of utility service to the Demised Premises, except only if the direct result of Landlord's negligence or wrongful acts (or that of any of its agents, employees or contractors).

ARTICLE V.
CONSTRUCTION AND ALTERATIONS

Section 5.01 Tenant's New Improvements. Landlord and Tenant acknowledge that Tenant intends to (but is not required or committing to) raze some or all of the Existing Improvements and to construct certain new Improvements for the continued operation of a Toyota dealership (the “Contemplated Redevelopment”).

Section 5.02 Approval of Plans. If Tenant proceeds with the Contemplated Redevelopment, Tenant will submit to Landlord for its approval plans and specifications for the Contemplated Redevelopment (together with any revisions thereto, the “Preliminary Plans”). Landlord will respond to any Preliminary Plans submitted by Tenant within fifteen (15) days following receipt thereof with (a) approval of the Preliminary Plans or (b) disapproval of the Preliminary Plans together with the specific objections and the corresponding changes required to obtain Landlord's approval. If Landlord fails to respond to any Preliminary Plans within the 15-day response period the Preliminary Plans submitted by Tenant shall be deemed approved. Landlord may not object to any elements of the Preliminary Plans reflected in a prior set of Preliminary Plans and not objected to by Landlord. The Preliminary Plans as approved by Landlord and Tenant are referred to in this Lease and the “Final Plans”. During the permitting process, Tenant may make the revisions to the Final Plans required by the approving agencies without Landlord's consent so long as the value, quality of construction and functionality of the contemplated improvements is not materially reduced. In addition, elements in or changes or modifications of the Preliminary Plans or Final Plans shall not be subject to Landlord's approval (and Landlord may not object thereto) if required or requested by (i) the automobile manufacturer providing the franchise for the dealership to be operated at the Demised Premises (the “Automobile Manufacturer”) or (ii) any Applicable Governmental Authority as a result of the Landlord's Environmental Matters (as such terms are defined in Article XX).

Section 5.03 Alterations. In addition to the Contemplated Redevelopment (and before or after it occurs, or if it does not occur), Tenant shall have the right to make changes, alterations, or additions ("Alterations") to the Demised Premises; provided that the following Alterations shall require the Landlord's consent: (i) any Alteration that, after completion, would materially reduce the value of the Demised Premises (unless required or directed by governmental authorities or the Automobile Manufacturer), and (ii) an overall redevelopment of the Demised Premises after or in lieu of the Contemplated Redevelopment. For Alterations requiring Landlord's consent, the terms and procedure set out in Section 5.02 shall be followed, pursuant to which Landlord and Tenant shall agree upon the plans and specifications for the Alteration. All Alterations will be at Tenant's cost and expense.

Section 5.04 Work Requirements. The Contemplated Redevelopment (if it occurs) and all Alterations shall be performed (i) at Tenant's cost and expense (subject to Section 20.09); (ii) in accordance with applicable governmental laws, codes, ordinances and regulations (collectively, “Laws”); (iii) in a good and workmanlike manner using quality labor and materials (comparable or superior to the Existing Improvements); and (iv) in all material respects in accordance with the plans and specifications approved by Landlord, if Landlord's approval of plans and specifications is required by this Article (e.g., the Final Plans as to the Contemplated Redevelopment).

Section 5.05 Construction Liens. If any mechanic's or construction lien (a “Construction Lien”) is filed against the Demised Premises arising out of Contemplated Redevelopment or any Alterations or other work, materials or services provided to Tenant, Tenant shall, at its own cost and expense, cause the same to be discharged of record or transferred to a bond or other security so that it no longer encumbers the Demised Premises, within thirty (30) days after written demand from Landlord. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option, upon fifteen (15) days' prior written notice to Tenant, of itself discharging any such lien, and Tenant shall reimburse Landlord for all reasonable costs and expenses incurred in connection therewith.

Section 5.06 Construction Liens Prohibition. The interest of Landlord in the Demised Premises shall not be subject to liens for improvements made by or on behalf of Tenant. The Memorandum of Lease, provided for in Section 18.12, contains a notice of this lien prohibition pursuant to Section 713.10 of the Florida Construction Lien Law.

Section 5.07 Construction Deliveries. Tenant will deliver to Landlord such items that Landlord (or any Fee Mortgagee) may reasonably request relative to the Contemplated Redevelopment to the extent in Tenant's possession or subject to Tenant's control, including, but not limited to, surveys, plans and specifications, construction contracts, title updates, lien releases and waivers, notices to owner, contractor's affidavits and claims of lien. This is intended to allow Landlord to stay fully informed as to the status of the Contemplated Redevelopment, it is not intended to require Tenant to obtain or prepare any items that would not otherwise be obtained or prepared by Tenant.

Section 5.08 Permits and Approvals Contingency. If, despite good faith and diligent efforts, Tenant fails to obtain all permits, approvals, agreements, consents and other authorizations (collectively, the “Permits and Approvals”) which are necessary or desirable to construct the Contemplated Redevelopment consistent with the requirements of this Lease and the Automobile Manufacturer on or before December 31, 2013 (the “Outside Permitting Date”), as a result of Landlord's Environmental Matters (as defined in Section 20.01), then Tenant may, by notice to Landlord (the “Early Expiration Notice”), elect to accelerate the Expiration Date of this Lease to a date (the “Early Expiration Date”) selected by Tenant; provided that the Early Expiration Date shall be no earlier than the later of (I) the first anniversary of the Outside Permitting Date and (II) September 16, 2013. To be effective, the Early Expiration Notice must be given no later than the sixtieth (60th) day following the Outside Permitting Date. If the Early Expiration Notice is given then the Early Expiration Date shall become the Expiration Date of this Lease and this Lease and the Lease Term shall expire on the Early Expiration Date in lieu of the Expiration Date originally set out in Section 2.01. As used in this Section Permits and Approvals include, but are not limited to (i) site plan approvals, planned development approvals, special exceptions and variances, site development permits, stormwater management permits and building permits required for the Contemplated Redevelopment; and (ii) approvals, agreements, consents and other authorizations required in connection with the Landlord's Environmental Matters referenced in Article XX (“Environmental Redevelopment Permits”). Landlord acknowledges that the Environmental Redevelopment Permits may have requirements different than, in addition to, or with timing different than would otherwise be required by the Consent Order (as defined in Section 20.01) or would otherwise be implemented by Landlord (for example, a requirement that contaminated soils be removed from the Demised Premises at the time the new Improvements to be part of the Contemplated Redevelopment are constructed).

Section 5.09 Coordination of Environmental Redevelopment Permits. Landlord and Tenant acknowledge that the Environmental Redevelopment Permits will need to be coordinated between them, which the parties anticipate doing in connection Landlord's approval of the Preliminary Plans and Tenant's efforts to obtain the Permits and Approvals. Landlord and Tenant agree that all Environmental Redevelopment Permits that will (i) directly impact or increase the cost or scope of Landlord's work under the Consent Order or (ii) conflict with or materially interfere with Landlord's work under the Consent Order, must be approved by Landlord.

Section 5.10 Landlord Cooperation. Landlord shall fully cooperate with Tenant in connection with obtaining the Permits and Approvals and otherwise in connection with the Contemplated Redevelopment and any Alterations, which cooperation shall include, without limitation the execution of any and all documents required in connection therewith; provided that Landlord shall have no obligation to incur any costs or expenses in connection with such cooperation, unless (i) Tenant agrees in writing to directly pay or to reimburse Landlord for the cost or expense or (ii) the costs and expenses are the result of any of the Landlord's Environmental Matters.

ARTICLE VI.
REPAIRS, MAINTENANCE AND COMPLIANCE WITH LAWS

Section 6.01 Tenant Repairs and Maintenance. Tenant shall, at its cost and expense, maintain the Improvements in good order and condition and shall make any necessary repairs thereto, interior and exterior, structural and non-structural (including foundation and roof). When used in this Article, the term "repairs" shall include all required replacements. The necessity for and adequacy of the maintenance and repairs pursuant to this Article shall be measured by the standard by which buildings and related facilities of similar use, age, construction and class are generally maintained.

Section 6.02    Specific Maintenance Items. Without intending to limit the scope of Section 6.01, Tenant shall (i) maintain the parking area in good condition, including repaving and restriping as and when necessary, (ii) maintain the parking area lighting in working order, including replacement of lamps as and when necessary, (iii) maintain the landscaping in a reasonably attractive condition, including the removal of dead plants or trees, (iv) maintain the HVAC equipment serving the Improvements in good working order, and (v) provide for pest control as and when necessary. Tenant shall, however, have the right to defer maintenance and repairs required under this Section and Section 6.01, to the extent that the subject Improvements will be impacted by the Contemplated Redevelopment.

Section 6.03    Trash and Refuse Removal. Tenant will be responsible, at its cost and expense, to provide for regularly scheduled pick-up of the trash and refuse generated by any business operated by Tenant (or any subtenant) at the Demised Premises.

Section 6.04 Compliance with Laws. Tenant shall, from and after the Tender Date, at its cost and expense, cause the Demised Premises and its operations thereon to comply with all applicable Laws. Tenant may, however, contest or appeal the application or validity of any Law, by appropriate process or proceeding. Tenant will be fully responsible for and shall indemnify Landlord from and against any fines or penalties arising out of any non-compliance with any Laws by Tenant, regardless of whether or not any contest or appeal is pending. This Section does not apply to, and “Laws” when used in this Section does not include, “Environmental Laws”; the responsibility to compliance with Environmental Laws has been allocated as provided for in Article XX (Environmental Matters).

Section 6.05 Return of Demised Premises. Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord, broom-clean, in good order and condition and maintained in accordance with this Article, subject however to: any Casualty or Taking (which are controlled by Articles VIII and IX) and reasonable wear and tear and obsolescence.

ARTICLE VII.
INSURANCE AND INDEMNITY

Section 7.01 Required Insurance. Tenant shall at its expense provide and cause to be maintained:

(a)    Commercial general liability insurance (or successor or alternative type of commercial liability insurance then customarily carried) against claims for bodily injury, death or property damage occurring on, in or about the Demised Premises (the “Liability Insurance”). The Liability Insurance shall have minimum limits of $2,000,000 per occurrence and $5,000,000 annual aggregate and shall name Landlord as an additional insured. The Liability Insurance limits (over the initial $500,000) may be met through umbrella or excess liability coverage.

(b)    Property insurance against loss or damage by fire and such other risks to the Improvements as are included in so-called "extended coverage" endorsements (or successor or alternative type of commercial property insurance then customarily carried) (the “Property Insurance”). The Property Insurance shall be in an amount sufficient to prevent Tenant from being a co-insurer within the terms of the policy in question and in no event for less than eighty percent (80%) of the replacement value of the buildings located on the Land, exclusive of the cost of foundations, excavations and footings, without any deduction being made for depreciation and shall name Landlord as an insured, as its interest may appear.

(c)    During the Contemplated Redevelopment and during any other period of any significant construction at the Demised Premises, builder's risk insurance against loss or damage by fire and such other risks as are included in so-called "extended coverage" endorsements (or successor or alternative type of insurance covering construction in process then customarily carried) (the “Builder's Risk Insurance”). The Builder's Risk Insurance shall name Landlord as an insured, as its interest may appear.

(d)    Worker's compensation insurance, as and to the extent required by Florida law.

Section 7.02 Insurance Requirements. All insurance provided for in this Article shall be effected under policies issued by insurers selected by Tenant which are licensed to do business in the State in which the Demised Premises are located and acceptably rated (i.e., not having a cautionary rating for financial standing) by a national rating organization. Tenant shall on request provide to Landlord certificates evidencing current Property Insurance and Liability Insurance policies, together with evidence that the policies have been paid for. Tenant's Liability Insurance and Property Insurance may (a) be carried under a blanket or comprehensive policy covering the Demised Premises and other properties or Tenant and its affiliates and (b) have a commercially reasonable deductable or self insured amount based upon the financial standing of Tenant.

Section 7.03 Indemnity by Tenant. Tenant covenants to indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees (collectively, “Claims and Damages”), for loss of life, personal injury and/or damage to property arising out of any occurrence, in or upon the Demised Premises or any part thereof, occasioned or caused by the negligence or wrongful act of Tenant, or its agents, employees or contractors, but excluding any Claims and Damages within the scope of Section 7.04 (Indemnity by Landlord). This Section does not apply to matters within the scope of Landlord's indemnity or otherwise arising out of Landlord's Environmental Matters under Article XX (Environmental Matters). This Section shall survive the expiration or any termination of this Lease.

Section 7.04 Indemnity by Landlord. Landlord covenants to indemnify, defend and hold Tenant harmless from and against any and all Claims and Damages for loss of life, personal injury and/or damage to property arising out of (i) any entry by Landlord upon the Property as contemplated by Article XII (Landlord's Access) or (ii) any occurrence, in or upon the Demised Premises or any part thereof, occasioned or caused by the negligence or wrongful act of Landlord, or its agents, employees or contractors. This Section does not apply to matters within the scope of Tenant's indemnity or otherwise arising out of or related to Tenant's Environmental Matters under Article XX (Environmental Matters). This Section shall survive the expiration or any termination of this Lease.

ARTICLE VIII.
DAMAGE OR DESTRUCTION

Section 8.01 Restoration. If the Improvements, or any part thereof, shall be damaged or destroyed by fire or other casualty of any kind or nature (a “Casualty”), Tenant shall proceed with due diligence (subject to a reasonable time allowance for the purpose of obtaining insurance proceeds and the required permits and approvals) to repair, replace or rebuild the Improvements to a condition consistent with the requirements of Articles V and VI (the "Restoration Work").

Section 8.02 Payment of Insurance Proceeds. If the estimated cost of the Restoration Work is less than the greater of (a) one year's Base Rent or (b) ten percent (10%) of Tenant net worth, all insurance proceeds payable as a result of the Casualty shall be paid directly to Tenant to be used to complete the Restoration Work. Otherwise, all insurance proceeds payable as a result of damage to the Improvements, shall be paid to a bank, trust company of title company, selected by Tenant, subject to the written approval of Landlord (the "Depositary"), to be held in trust or escrow for purpose of paying the cost of the Restoration Work (such funds being referred to as the “Escrowed Funds”). Landlord will fully cooperate with Tenant and promptly execute and deliver any documents required to provide for the disbursement of the insurance proceeds consistent with this Section. The Escrowed Funds will be advanced from time to time in draws (the “Draws”) to Tenant as the Restoration Work progresses upon certified request of Tenant's architect or engineer and receipt by Landlord of (to the extent not previous delivered): (i) copies of the contracts and plans and specifications for the Restoration Work, (ii) a title search indicating that no Construction, Liens have been filed and not discharged, (iii) evidence of available funds equal to the difference between the Escrowed Funds and the sum necessary to complete the Restoration Work, (iv) evidence of the state of completion of the Restoration Work and of performance of the Restoration Work in a good and workmanlike manner in accordance with the contracts and plans and specifications through certification by the Tenant's architect or engineer, and (v) customary lien waivers and releases. Within five (5) days of receipt of the items set out above, Landlord agrees to execute a consent document reasonably satisfactory to the Depository to release an amount of the Escrowed Funds requested by the applicable Draw.

Section 8.03 No Abatement of Rent. Except as provided for in Section 8.04 below, Tenant's obligation to pay the Rent under this Lease shall not be affected by any Casualty, regardless of whether the Improvements are partially or totally damaged or destroyed. Except as provided for in this Lease, Tenant waives any right under any existing or future statute that allows a tenant to terminate a lease in the event of the damage or destruction of the leased premises.

Section 8.04 Termination Events. If (a) the existing buildings on the Land (the “Damaged Improvements”) shall be substantially damaged or destroyed by Casualty, such that the cost of the Restoration Work is in excess of one-half (50%) of the replacement cost of the Damaged Improvements (before the Casualty), exclusive of foundations, excavations and footings, and (b) there are less than two (2) years remaining in the Lease Term, then Tenant may elect not to do the Restoration Work, but to terminate this Lease by serving upon Landlord, within one hundred twenty (120) days after the date of the Casualty, written notice of Tenant's election to so terminate (a “Casualty Termination Notice”). In the event of a Casualty Termination Notice, this Lease shall terminate effective at the end of the calendar month in which the Casualty Termination Notice is given (the “Casualty Termination Date”). Prior to the Casualty Termination Date, Tenant shall pay to Landlord, an amount equal to (y) any unpaid Rent through the Casualty Termination Date and (z) the Property Insurance proceeds (together with any deductible or self insured amount) up to the amount reasonably estimated by a third-party general contractor as required to restore the Damaged Improvements (but not any of Tenant's Property).

ARTICLE IX.
EMINENT DOMAIN

Section 9.01 Total Taking. If substantially all of the Demised Premises or access thereto or therefrom shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof (a "Taking"), then Tenant may elect to terminate this Lease as of the date that title has been so taken (the "Vesting Date").

Section 9.02 Partial Taking. In the event of a Taking of less than substantially all of the Demised Premises, Tenant may elect to terminate this Lease and not restore the Improvements if (i) the Demised Premises is, as a result of the Taking (included any resulting or associated loss of or restrictions on access), no longer suitable for Tenant's use or no longer in compliance with the requirements of the Automobile Manufacturer; provided that a failure to meet all the requirements of the Automobile Manufacture shall not necessarily justify a termination hereunder if the unmet requirements were also not met before the Taking and there is no risk that any dealership franchise for the Demised Premises will be lost or limited as a result of the Taking; or (ii) the Taking occurs during the last two (2) years of the then existing Lease Term. In the event Tenant elects by reason of the foregoing events to terminate this Lease, Tenant shall give written notice of such election to Landlord (a “Taking Termination Notice”), and the Lease Term shall expire and come to an end as of the last day of the calendar month in which the Taking Termination Notice is given. Upon such termination, the Rent shall be adjusted to the date of termination and neither party shall have any further rights or liabilities hereunder, subject, however, to the implementation of the provisions below.

Section 9.03 Restoration. In case of a Taking that does not result in a termination of this Lease, Tenant, at its cost and expense, shall proceed with diligence (subject to reasonable time periods for obtaining the condemnation proceeds and required permits and approvals) to restore the remaining Improvements to as close to the pre-Taking condition as is reasonably practical given the area taken (all such restoration work being referred to in this Article as "Restoration Work"). To the extent needed to complete the Restoration Work, the award and other consideration paid, recovered or recoverable in connection with the Taking (the “Condemnation Award”) shall be paid to Tenant or to the Depository ( as applicable and in the same manner as insurance proceeds under Section 8.02), for Tenant to use to complete the Restoration Work. If the Taking does result in a termination of this Lease, Landlord shall be responsible for the Restoration Work. The remainder of the Condemnation Award (and any excess from amounts set aside for the Restoration Work) shall be payable to the parties in accordance with the provisions of Section 9.04.

Section 9.04 Distribution of Awards. Any Condemnation Award shall be disbursed and allocated to Landlord and Tenant in accordance with their respective interest as of the date of the Taking, as provided for by the laws of the State of Florida. Landlord and Tenant agree to fully cooperate to cause the distribution of any Condemnation Award in accordance with this Section. The Condemnation Award shall not be deemed to include Business Damages (as defined in Section 9.05), but Business Damages shall not include any award for the taking of the Land, Improvements or leasehold estate created in favor of Tenant under this Lease.

Section 9.05 Business Damages. In addition to the recovery set out above in this Article, Tenant shall be entitled to claim, prove and receive in connection with any Taking such awards as may be allowed for moving and relocation expenses, loss of trade fixtures and other personal property, or for loss of or damage to its business (as compared to the Demised Premises) (collectively, “Business Damages”).

Section 9.06 Temporary Taking. A temporary taking shall not affect this Lease. Any compensation for a temporary Taking (to the extent within the Lease Term) shall be payable to Tenant without participation by Landlord.

Section 9.07 Consent Required for Settlement. Neither Landlord nor Tenant shall make any settlement with the condemning authority or convey any portion of the Demised Premises or Improvements to such authority in lieu of condemnation or consent to any Taking, without the consent of the other.

ARTICLE X.
REPRESENTATIONS AND WARRANTIES

Section 10.01 Authority. Tenant hereby represents and warrants to Landlord that (i) Tenant is a duly authorized and validly existing Delaware limited partnership; (ii) Tenant has the full right and authority to enter into this Lease; (iii) the person executing this Lease on behalf of Tenant is authorized to do so; and (iv) this Lease constitutes a valid and legally binding obligation of Tenant. Landlord represents and warrants to Tenant that (i) Landlord has the full right and authority to enter into this Lease; and (ii) this Lease constitutes a valid and legally binding obligation of Landlord.

Section 10.02 Ownership and Title Exceptions. Landlord represents, warrants and covenants that (i) Landlord is the fee owner of the Demised Premises, subject to no title exceptions other than the “Permitted Title Exceptions” listed on Exhibit B and (ii) Landlord will protect and defend Tenant's rights and leasehold estate created by this Lease against all claims and demands other than those arising out of the Permitted Title Exceptions. Landlord agrees not to (y) amend, consent to the amendment of, or grant any consent or approval under any document that constitutes a Permitted Title Exception or (z) encumber the Demised Premises with any new title exceptions (other than a Fee Mortgage or as requested or approved by Tenant).

Section 10.03 Title Insurance Policy. Landlord will provide such documents and documentation as the title insurance company issuing a title insurance policy in favor of Tenant (the “Title Policy”) may reasonably require in order to insure Tenant's leasehold estate, subject to no exceptions other than the Permitted Title Exceptions. The premium and other costs (e.g., search fees) in connection with the Title Policy shall be paid one-half by Landlord and one-half by Tenant. Tenant shall be responsible for the cost of the Survey of the Demised Premises.

ARTICLE XI.
DEFAULT

Section 11.01 Tenant Default. The following shall constitute a “Default” under this Lease: (i) if Tenant shall fail to pay any Base Rent or any Additional Rent when due under this Lease and such failure is not cured within ten (10) days after written notice thereof by Landlord to Tenant of the failure, or (ii) if Tenant fails to perform or comply with any other term, covenant or condition of this Lease and such failure is not cured within thirty (30) days after written notice by Landlord to Tenant of the failure; provided that if the failure cannot reasonably be cured within thirty (30) days and Tenant commences the cure within the thirty (30) day period, the thirty (30) day period shall be extended for such additional time as is required to cure the failure using due diligence and commercially reasonable efforts.

Section 11.02 Landlord Remedies. In the event of a Default, Landlord may, at any time thereafter while the Default is outstanding:

(a)terminate this Lease and Landlord, its agents or representatives, may reenter and retake the Demised Premises and Landlord may recover from Tenant all Rent due (prorated to the date of termination) together with all costs and expenses incurred to place the Demised Premises in the condition that Tenant is required to deliver the Demised Premises to Landlord upon the expiration of the Lease Term; or

(b)retake possession of the Premises without terminating the Lease and use commercially reasonable efforts to relet the Demised Premises in whole or in part, altering, changing or subdividing same as in its reasonable judgment may accomplish the best rental results, at such rental reasonably approximating a fair market rental and upon such terms and for such length of time (whether less or greater than the unexpired portion of the Lease Term), as Landlord may reasonably provide, and Tenant shall be liable to Landlord for the deficiency between the Rent provided for herein and the rental collected by Landlord for the period of such reletting, not exceeding, however, the balance of the Lease Term (after deducting therefrom the amortization over the period of the reletting of the reasonable cost of such reletting, including brokerage fees and legal fees in a reasonable amount); or

(c)exercise any other right or remedy in addition to and not inconsistent with the foregoing as is available to Landlord under Florida law.

Section 11.04 Bankruptcy. If (i) Tenant files a petition for bankruptcy, or (ii) any creditor files a petition for bankruptcy of Tenant or if a trustee shall be appointed for all or substantially all of the business or assets of Tenant, and if such filing or appointment has not been vacated or withdrawn within ninety (90) days thereafter, or (iii) if a general assignment is made by Tenant for the benefit of creditors, or (iv) a receiver is appointed to operate the Demised Premises; or (iv) this Lease and the Demised Premises is seized by creditors by authority of any attachment or execution proceedings, Landlord may, at its option in any of such events, on ten (10) days' notice to Tenant, if such action is not vacated or withdrawn within such ten (10) day period, immediately recapture and take possession of the Demised Premises and terminate this Lease pursuant to process of law and exercise all rights and remedies that Landlord has in the event of a Default hereunder.

Section 11.05 Attorneys' Fees. In the event of any litigation arising out of this Lease or the Landlord/Tenant relationship created by this Lease, the prevailing party in any such litigation shall be entitled to recover all reasonable costs, charges and expenses incurred in connection therewith, including reasonable attorneys' fees.

Section 11.06 Late Fee. If any sum due under this Lease is not paid within ten (10) days of its due date, an administrative late fee (the “Late Fee”) equal to four percent (4%) of the amount past due shall also be immediately due and payable.

Section 11.07 Default Interest. Interest, at the Default Rate (defined below), shall accrue on any amount due and owing from either Landlord or Tenant to the other under this Lease, that is not paid within ten (10) days after notice from the party entitled to payment to the other that the amount is past due (which notice may be a the notice otherwise provided for under this Lease). Following such ten (10) day period, interest, at the Default Rate, shall accrue, beginning retroactively as of the due date, on any amount remaining unpaid until paid. The “Default Rate” is an annual interest rate equal to the lesser of (a) the maximum rate permitted by law, or (b) the greater of (y) Prime Rate of interest (or the average thereof, if more than one) as published by the Wall Street Journal on the date such payment was due plus five percent (5%), and (z) twelve percent (12%).

Section 11.08 Waiver of Jury Trial. Landlord and Tenant waive and agree not to seek trial by jury in any action relating to or arising out of this Lease or the Landlord/Tenant relationship created under this Lease.

ARTICLE XII.
LANDLORD'S ACCESS

Section 12.01 Reserved Access Right. Landlord and its designees shall have the right, with reasonable prior notice to Tenant, to enter upon the Demised Premises during times reasonably agreed upon by Landlord and Tenant to (i) inspect the Demised Premises, (ii) investigate Tenant's compliance with the terms of this Lease, (iii) in connection with its obligations under the Consent Order or as otherwise required to fulfill its obligations under Article XX (Environmental Matters), or (iv) during the period commencing one (1) year prior to the end of the Lease Term, to show the Demised Premises to prospective tenants. At Tenant's option Landlord or its designee shall be accompanied by an employee of Tenant while on the Demised Premises.

Section 12.02 Access Conditions. Any entry by Landlord onto the Demised Premises shall be subject to the following additional conditions: (i) Landlord's entry (and any work within the Demised Premises) shall be performed (except to the extent required by emergency circumstances) in a manner so as to minimize any adverse impact on Tenant's business operations; (ii) Landlord shall promptly (i.e., as quickly as possible using all commercially reasonable efforts) repair any damage to the Demised Premises or Tenant's Personal Property caused by its entry or work to Tenant's reasonable satisfaction; and (iii) Landlord shall otherwise use all commercially reasonable efforts to conduct any entry and perform any work in a manner to minimize any adverse impact to the Demised Premises or Tenant's use and enjoyment of the Demised Premises.

ARTICLE XIII.
IMPROVEMENTS, FIXTURES AND PERSONAL PROPERTY

Section 13.01 Ownership of Improvements. All Improvements constructed by Tenant upon the Land, and any Alterations to the Improvements shall be and remain the property of Tenant throughout the Lease Term, including any Renewal Periods. Upon the expiration of the Lease Term or earlier termination of this Lease, all such Improvements, exclusive of Tenant's Property (as defined below) shall, without the need for any further instrument, become the property of Landlord.

Section 13.02 Tenant's Property. All trade fixtures, equipment, inventory, furniture, signage (but not any monument structure on which the signage is located) and other personal property (“Tenant's Property”) shall be and remain the property of Tenant both throughout the Lease Term and upon the expiration or earlier termination of this Lease. As used in the definition of Tenant's Property, “trade fixtures” means fixtures used in connection with the conduct of business at the Demised Premises which are attached to the Improvements, but only in a manner such that they can be removed without damage to the Improvements, other than minor or cosmetic damage. Tenant shall be responsible to repair any damage to the Demised Premises caused by the removal of Tenant's Property, including, but not limited to Tenant's trade fixtures. Any of Tenant's Property remaining at the Demised Premises for more than thirty (30) days following the expiration or earlier termination of this Lease shall be deemed abandoned by Tenant and Landlord may dispose of such abandoned property as Landlord deems appropriate without any accounting to Tenant. Tenant's Property shall not, however, include (i) any equipment or fixtures which are part of the base building systems serving the Improvements, such as, but not limited to, roof top HVAC Units, plumbing fixtures and lighting fixtures (other than supplemental or specialty lighting fixtures and bulbs) or (ii) floor and wall covering affixed to the floor or walls, such as, but not limited to, carpeting, tile and paneling.

ARTICLE XIV.
ASSIGNMENT AND SUBLETTING

Section 14.01 Right to Assign and Sublease. Tenant may not assign this Lease or sublet the Demised Premises, without the consent of Landlord; except that Tenant may assign this Lease or sublet all or any part of the Demised Premises without the consent of Landlord (I) to any “Affiliate” (as defined below) or (II) in connection with a sale of the automobile dealership located at the Demised Premises. Any assignment or sublease (with or without Landlord's consent) shall be subject to the following conditions: (a) Tenant shall remain liable for the performance of the terms, covenants and conditions of this Lease; and (b)Tenant shall deliver a copy of the effective instrument (which may have the financial terms redacted) to Landlord either prior to or immediately subsequent to the date of the subject action (except that Tenant shall not be required to provide Landlord with any sublease to any Affiliate); and (c) the use and possession of the Demised Premises by the assignee of this Lease or subtenant or other occupant of the Demised Premises or any part thereof shall be subject to all the terms, conditions and conditions of this Lease.

Section 14.02 Affiliate Definition. For purposes of this Section, an “Affiliate” of Tenant is an entity that controls, is controlled by or is under common control with Tenant and “control” means the power to (directly or indirectly) elect or appoint the officers, managers or other individuals who hold the authority to make the managerial decisions on behalf of the entity (or the majority of any board that will elect or appoint such individuals). Control of an entity shall be presumed in the case of the ownership (direct or indirect) of a majority of the equity interest in an entity.

ARTICLE XV.
MORTGAGES AND CERTIFICATES

Section 15.01 Fee Mortgage. Landlord shall have the right at any time during the Lease Term, without the consent of Tenant, to subject its fee interest in the Demised Premises, or any part thereof, but not any property of Tenant, to any one or more mortgages, deeds of trust, deeds to secure debt or similar security instrument (as it may be renewed, modified, consolidated, replaced, or extended a "Fee Mortgage"). The owner or holder of any Fee Mortgage as to which Tenant has received written notice shall be referred to as the "Fee Mortgagee". This Lease (including, without limitation, Tenant's leasehold estate and other rights hereunder) shall not be subject or subordinate to any Fee Mortgage except pursuant to the terms of a Subordination, Non-Disturbance and Attornment Agreement (an “SNDA”) to be entered into between Landlord, Tenant and the holder of the Fee Mortgage and in a form acceptable to all parties. The form of SNDA attached to this Lease as Exhibit D is acceptable to Landlord and Tenant.

Section 15.02 Existing Fee Mortgage. Landlord represents and warrants to Tenant that the Demised Premises is not subject to any Fee Mortgage.

Section 15.03 Leasehold Mortgages. Tenant shall have the right at any time during the Lease Term, without the consent of Landlord, to subject this Lease and the leasehold interest in the Demised Premises, or any part thereof, but not any property of Landlord, to a leasehold mortgage, deeds of trust, deeds to secure debt or similar security instrument (as it may be renewed, modified, consolidated, replaced, or extended a "Leasehold Mortgage"); provided that there may only be one Leasehold Mortgage at any one time. The owner or holder of any Leasehold Mortgage as to which Landlord has received written notice shall be referred to as the "Leasehold Mortgagee". In the event of a sale/lease-back transaction (a "Sale Leaseback Transaction") of which the Landlord has been provided notice (pursuant to which Tenant becomes a sub-tenant), the “sub-landlord” (also the Tenant hereunder) shall have the rights provided to a Leasehold Mortgagee under Section 15.04 below.

Section 15.04 Rights of Leasehold Mortgagee. Any Leasehold Mortgagee shall have the following rights, provided that (a) Landlord has received notice of the name and notice address of the Leasehold Mortgagee or its servicing agent, and (b) a copy of the Leasehold Mortgage has been delivered to Landlord:

a)    Landlord will give the Leasehold Mortgagee a copy of any notice, demand or other communication from Landlord to Tenant alleging any default or failure on the part of Tenant or exercising any right or remedy under this Lease simultaneously with the giving of the notice to Tenant. No exercise by Landlord of any right or remedy with respect to any default or failure on the part of Tenant shall be permitted or effective until the notice provided for in the Paragraph (i) has been given and the cure period provided for in Paragraph (b) below has expired with the default or failure still uncured.

b)    Following receipt of the notice required under Paragraph (i) above, the Leasehold Mortgagee shall have the following cure period to cure the default or failure: (i) twenty (20) days if the default or failure is a failure to pay Base Rent or Real Estate Taxes and (b) thirty (30) days for any other default or failure, provided that if the default or failure cannot reasonably be cured within thirty (30) days and the Leasehold Mortgagee commences the cure within said thirty (30) day period, the thirty (30) day period shall be extended for such additional time as is required to cure the failure using due diligence and commercially reasonable efforts, which shall include such time as it necessary for the Leasehold Mortgagee to take possession of the Demised Premises pursuant to the Leasehold Mortgage, so long as (x) Base Rent and Real Estate Taxes remain current, (y) no enforcement action is being pursued against Landlord as a result of any violation of Laws with respect to the Demised Premises (or the Leasehold Mortgagee agrees to indemnify Landlord with respect thereto), and (z) the Leasehold Mortgagee shall commence and pursue in good faith obtaining possession of the Demised Premises. The Leasehold Mortgagee shall have the right but in no event the obligation to cure any default or failure under this Lease. The Leasehold Mortgagee may also abandon any cure or action for possession once commenced without being deemed to have assumed any obligation in favor of Landlord.

c)    Landlord and Tenant shall not agree to cancel, terminate or amend this Lease without the consent of the Leasehold Mortgagee. Any cancellation, termination or amendment of this Lease not consented to by the Leasehold Mortgagee as required by this Section may, at the option of the Leasehold Mortgagee, be voided by the Leasehold Mortgagee upon it or a Leasehold Mortgagee Successor becoming the Tenant hereunder. As used in this Paragraph a “Leasehold Mortgagee Successor” includes any other party who may become the Tenant hereunder pursuant to the exercise of any right or remedy under the Leasehold Mortgage or by assignment in lieu thereof.
(d)    If this Lease is terminated in any bankruptcy or similar proceeding of Tenant, Landlord shall, upon request of the Leasehold Mortgagee, enter into a new lease with the Leasehold Mortgagee or its designee under all the same terms, covenants and conditions as this Lease (including any Renewal Options) for the remainder of the Lease Term, on the condition that such Leasehold Mortgagee agrees (upon the effective date of the replacement lease) to pay all Base Rent and any Tax Obligation past due and unpaid under the Lease.
(e)    If the Leasehold Mortgagee becomes the Tenant under this Lease it liability hereunder shall be limited to only the period that it is the Tenant under this Lease and upon an assignment of this Lease it shall be released from all further liability or obligations hereunder for the period from and after the effective date of the assignment.
(f)    Landlord agrees to provide to any Leasehold Mortgagee, within twenty (20) days after a request therefor, (i) any certificate reasonably requested by the Leasehold Mortgagee certifying the accuracy of any reasonably requested statements relative to the Lease and (ii) any agreement reasonably requested by the Leasehold Mortgagee to restate, confirm or reaffirm in favor of the Leasehold Mortgagee the terms of this Article that run to the benefit of the Leasehold Mortgagee.
(g)    So long as any Leasehold Mortgage is in place, there shall be no merger of the leasehold estate created by this Lease and the fee interest in the Demised Premises, notwithstanding that the two interests may come into common ownership, without the prior written consent of the holder of the Leasehold Mortgagee.

(h)    If Tenant shall fail to exercise any Renewal Option, Landlord shall notify the Leasehold Mortgagee of such failure, and from receipt of the notice, the Leasehold Mortgagee shall gave a period of thirty (30) days to cause the Tenant to exercise such Renewal Option.

(i)    Tenant shall not be deemed to be acting unreasonably in not providing any consent or approval under this Lease, if the Leasehold Mortgagee objects to Tenant proving such consent or approval.

(j)    Each Leasehold Mortgagee shall be deemed an intended third party beneficiary of this Article as it relates to Leasehold Mortgages.

Section 15.05 No Subordination of Fee. Nothing in this Article is intended to give Tenant any right, power or authority to encumber Landlord's fee interest in the Demised Premises and no Leasehold Mortgage shall encumber Landlord's fee interest in the Demised Premises.

Section 15.05 Certificates. Each of Tenant and Landlord shall, within twenty (20) days of the request of the other and without charge, at any time and from time to time, for reliance by the requesting party and any designated interested third party, deliver a duly executed and acknowledged instrument certifying: (i) this Lease is unmodified and in full force and effect, or if there has been any modification, that this Lease is in full force and effect as modified and stating any such modification; (ii) the date to which Base Rent, Real Estate Taxes and Additional Rent have been paid; (iii) whether or not there are then existing any known claim against the requesting party under the Lease or defenses to the enforcement of the Lease by the requesting party; and (iv) such other reasonably ascertaining factual matters relating to the Lease or the Demised Premises as the requesting party may reasonably request, but excluding information reasonably deemed confidential or proprietary by the responding party.

ARTICLE XVI.
BROKERS

Section 16.01    Brokers Recognized. Landlord and Tenant each represents that it has dealt with no broker (or other party who might claim a commission or similar fee) in connection with this Lease.

Section 16.02    Indemnification. Landlord shall defend, indemnify and hold harmless Tenant from and against any claims, liabilities, damages, costs or expenses (including attorneys' fees) arising out of any claims or demands for brokerage commissions or similar fee otherwise arising out of Landlord's actual or alleged commitments to or dealings with the claiming party. Tenant shall defend, indemnify and hold harmless Landlord from and against any claims, liabilities, damages, costs or expenses (including attorneys' fees) arising out of any claims or demands for brokerage commissions or similar fee arising out of Tenant's actual or alleged commitments to or dealings with the claiming party.

ARTICLE XVII.
NOTICES

Section 17.01 Method of Notice. Any notice, demand, request, consent, approval or other communication by and between Landlord and Tenant (each a "Notice") required or otherwise made under this Lease shall be in writing and given (i) by hand delivery, with a confirmation evidencing the place where and the person to whom delivered; (ii) by registered or certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier service with the ability to confirm delivery, addressed as follows:

If to Landlord:	Jeffrey I. Wooley 3800 West Hillsborough Avenue Tampa, Florida 33614 Telephone:(813) 865-8000 Mobile:(813) 240-4064 Facsimile:(813) 874-2338

with a simultaneous copy to Landlord's Counsel:	Foley & Lardner LLP 100 North Tampa Street Suite 2700 Tampa, Florida 33602-5810 Attention:Walter C. Little Telephone:(813) 225-4161 E-Mail:wlittle@foley.com Facsimile:(813) 221-4210

If to Tenant:
Asbury Automotive Tampa, L.P.
2905 Premiere Parkway, NW, Suite 300
Duluth, GA 30097
Attention:George Karolis
Vice President Corporate Development
and Real Estate
Telephone:(770) 418-8200
E-Mail:gkarolis@asburyauto.com
Facsimile:(678) 550-9054

with simultaneous copy to
Asbury Automotive Group, Inc.
Vice President & General Counsel
2905 Premiere Parkway, NW, Suite 300
Attention:Elizabeth B. Chandler
Telephone:(770) 418-8200
E-Mail:echandler@asburyauto.com
Facsimile:(678) 550-9054

Section 17.02 Notice Given. Notice given in accordance with this Section shall be deemed to be given and received on the earlier of (i) the day actually received, or (ii) the day receipt is refused by the addressee, or (iii) the date of attempted delivery, if delivery was not possible because the address is no longer valid and an updated address has not been provided (and is not otherwise readily available) to the party giving notice.

Section 17.03 Change of Address. A party's Notice address(es) set out above may be changed by Notice to the other party given in accordance with this Article; provided that a party may not have more than three (3) address to which each Notice must be sent and all such Notice addresses must be in the continental United States.

Section 17.04 Informal Communications. While Landlord and Tenant may communicate by methods other than as set out in Section 17.01 (e.g., by telephone, internet posting or e-mail), no such communication shall constitute proper Notice under this Lease.

ARTICLE XVIII.
INTERPRETATION AND RECORDATION

Section 18.01 Entire Agreement and Amendments. This Lease contains the entire agreement between Landlord and Tenant concerning the Demised Premises, and all prior negotiations, understandings, and representations, either oral or written, between them are merged into and superseded by this Lease. This Lease supersedes and replaces the Existing Lease. No amendment to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by both Landlord and Tenant, and no waiver, approval or consent under this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement is sought.

Section 18.02 No Partnership or Agency. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the Landlord and Tenant other than the relationship of landlord and tenant.

Section 18.03 No Personal Liability. Nothing contained in this Lease is intended to impose any personal liability upon the individuals who are partners, members, managers, agents, stockholders, officers or directors of the entities that are the Landlord and Tenant under this Lease.

Section 18.04 Captions. The captions appearing in this Lease are inserted for convenient reference only, they are not intended to limit or expand the scope or interpretation of the Articles or Sections to which they relate.

Section 18.05 Applicable Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

Section 18.06 Calculation of Time Periods. If the date for the performance of any obligation under this Lease, or the date on which any period provided for hereunder expires, is a Saturday, Sunday or legal holiday, the date or expiration of the period shall be extended to the next day that is not a Saturday, Sunday or legal holiday.

Section 18.07 Force Majeure. If either party shall be prevented or delayed from punctually performing any obligation (other than the payment of money) or satisfying any condition by the date required under this Lease (a “Performance Deadline”) by any strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefor, domestic or international terrorism, fire, earthquake, hurricane or other Casualty, unusual adverse weather, riot or civil unrest, a Taking or other governmental action, regulation or control, insurrection, sabotage, or any other similar condition not created by but beyond the reasonable control of the affected party (each, a “Force Majeure Event”), then the Performance Deadline shall be extended by the delay caused by the Force Majeure Event. Financial inability to perform shall in no event constitute a Force Majeure Event.

Section 18.08 No Waiver. The failure of Landlord or Tenant to insist upon strict performance of any term, covenant or condition of this Lease or any delay in the enforcement of any term, covenant or condition of this Lease by Landlord or Tenant following a failure of the other party to comply therewith, shall not be deemed a waiver of any continuing or future right to enforce such term, covenant or condition.

Section 18.09 Consents and Approvals. Except as may otherwise be expressly provided for by the terms of this Lease, whenever Landlord's consent or approval is required or requested under or in connection with this Lease, Landlord agrees (unless otherwise expressly provided for in this Lease): (i) that such consent or approval shall not be unreasonably withheld, delayed or conditioned, (ii) that any refusal to provide any consent or approval must include the specific reasons as to why the consent or approval is being withheld, (iii) that Landlord shall notify Tenant of its response to any request for any consent or approval within ten (10) days of a request therefor, and (iv) that a failure to respond within the required ten (10) day period shall be deemed Landlord granting the requested consent or approval, but only if the notice specifically references the 10-day period provided for in this Section and that a failure to respond constitutes Landlord's consent or approval.

Section 18.10 Nature of Document. This Lease is a negotiated document between two sophisticated parties negotiating with the aid of legal counsel and should not be construed more strictly against either Landlord or Tenant.

Section 18.11 Covenant of Quite Enjoyment. Landlord warrants and covenants to Tenant that on and subject to the terms of this Lease, Tenant shall have and enjoy, during the entire Lease Term, the quiet and undisturbed possession and use of the Demised Premises, as contemplated in this Lease.

Section 18.12 Recordation of Memorandum of Lease. Concurrently with the execution of this Lease or thereafter, upon ten (10) days of a request by Landlord or Tenant, the parties will execute and deliver (witnessed and notarized, as applicable) for recordation by and at the cost and expense of the requesting party a Memorandum of Lease in the form attached as Exhibit C (the “Memorandum of Lease”). Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant will, within ten (10) days of a request from Landlord, execute a release of the Memorandum of Lease sufficient to discharge the Memorandum of Lease as an encumbrance upon the Demised Premises.

Section 18.13 Termination of Existing Lease. Concurrently with the execution of this Lease, the parties will execute and deliver (witnessed and notarized, as applicable) for recordation by and at the shared cost and expense of the parties (one-half to be paid by each), a Termination of Lease and Release of Memorandum of Lease in the form attached as Exhibit E (the “Termination of Lease”), providing for the termination of the Existing Lease effective as of the Effective Date of this Lease. The full amount of the Security Deposit held by Landlord under the Existing Lease will be refunded to Tenant concurrently with the termination of the Existing Lease. Rent under the Existing Lease will be prorated as of the effective date of the Termination of Lease.

ARTICLE XIX.
PURCHASE OPTION

Section 19.01 Grant of Purchase Option. Landlord grants to Tenant the option (the “Purchase Option”) to purchase the Demised Premises at any time during the Lease Term on and subject to the terms and conditions of this Article.

Section 19.02 Purchase Price. The purchase price for the Demised Premises (the “Purchase Price”) shall be Sixteen Million Dollars ($16,000,000); provided that if the Base Rent is adjusted under Section 3.03, the Purchase Price shall be similarly adjusted by an equivalent percentage increase (e.g., if the Base Rent is increase by 2% the Purchase Price shall also be increased by 2%).

Section 19.03 Exercise of Right. Tenant may exercise the Purchase Option by written notice to Landlord (the “Exercise Notice”) given any time during the Option Exercise Period (as defined below), specifying that Tenant has elected to exercise its Purchase Option and a proposed date for the closing of the purchase and sale (the “Closing”), which shall be at least thirty (30) days, but no more than sixty (60) days following the Exercise Notice. Landlord and Tenant will fully cooperate and use all commercially reasonable efforts to consummate the Closing on the date proposed by Tenant or as soon thereafter is reasonably possible. The “Option Exercise Period” is the sixty (60) days of the sixth (6th) Lease Year, but only if at the time the Demised Premises has been Adequately Remediated (as defined in Section 20.01), and (ii) anytime after the tenth (10th) Lease Year; it is the parties intent that for the Exercise Notice to be valid it must be given within the Option Exercise Period.

Section 19.04 Title and Survey. On the date of the Closing (the “Closing Date”) Landlord will convey fee simple title to the Demised Premises to Tenant (or Tenant's designated Affiliate) by Special

Warranty Deed (the “Deed”) subject only to the Permitted Title Exceptions and matters arising by, though or under Tenant. Landlord shall be responsible for discharging any Fee Mortgage and any liens arising by, though or under Landlord as of the Closing. Tenant shall be responsible to obtain any survey it deems necessary or desirable. Landlord and Tenant will each deliver to the Title Insurance Company selected by Tenant to issue its Title Insurance Policy (the “Title Company”) such customary authority documents, title affidavits and other documents as the Title Company may reasonably request.

Section 19.05 Termination of Lease. As part of the Closing, Landlord and Tenant will execute a termination of this Lease (effective as of the date of Closing) and prorate Rent as of the date of Closing (the “Lease Termination Agreement”).

Section 19.06 Closing Documents. In connection with the Closing, the parties will execute and deliver the documents provided for in this Article and other customary conveyance documents, including: the Deed, the Lease Termination Agreement, a Seller's Title Affidavit, a FIRPTA Affidavit, a Quitclaim Bill of Sale (as to any personal property that may be owned by Landlord) and a Closing Statement. In the event that Landlord still has obligations under the Consent Order (which are not assumed by the grantee/transferee as part of Closing) then the parties will also enter into, to the extent required to fulfill the obligations under the Consent Order, (i) such documents as may be required to implement or effectuate any legal and engineering controls under Section 20.04 (with any applicable Restriction Agreement {as defined in Section 19.09 below} to be recorded before any purchase money mortgage) and (ii) an access agreement providing Landlord access to complete the obligations under the Consent Order (the access agreement shall contain the access rights and be subject to conditions and an indemnity similar to that provided for in this Lease). All documents shall be prepared by Tenant's counsel and subject to the review and approval of Landlord's counsel.

Section 19.07 Closing Costs. The standard closing costs, including recording fees, title search fees, title insurance premiums and documentary stamp and other conveyance taxes shall be split between Landlord and Tenant, with each paying one-half (½); except that (a) each party shall pay its own attorneys fees (except as provided for in Section 11.05), (b) Landlord shall be responsible for the cost to obtain any title curative documents to the extent the cure is the responsibility of Landlord under this Article, and (c) Tenant shall be responsible for the cost of any survey which it elects to obtain, as provided for in Section 19.04.

Section 19.08 Independent Right and Assignment. The Purchase Option is a right independent from the remainder of the Lease, and neither the exercise of the Purchase Option, nor any failure to exercise or the waiver of the Purchase Option, nor any failure to consummate any closing under this Article will result in a termination of or otherwise affect this Lease or any of Tenant's rights hereunder. The Purchase Right may not, however, be assigned separate from this Lease, except to an Affiliate of Tenant.

Section 19.09 Post-Closing Engineering Controls and Mortgage Subordination. In the event that Landlord still has obligations under the Consent Order (which are not assumed by the grantee/transferee as part of Closing), the parties will have a continuing obligation to enter into, to the extent required to fulfill the obligations under the Consent Order such documents as may be required to implement or effectuate any legal and engineering controls under Section 20.04. In furtherance of the foregoing, at Landlord's request, Tenant agrees to cause the holder of any mortgage (or other lien) on Demised Premises (which will at that time be owned in fee by Tenant) as well as any then tenants of Tenant (if required under the applicable lease), to join in any deed restriction, restrictive covenant or similar agreement placing restrictions on the Demised Premises arising out of the Landlord's Contamination which is required as part of the legal and engineering controls as provided for in Section 20.04 (a “Restriction Agreement”). The joinder of the mortgage or lien holder(s) and the tenant(s) shall be for the sole purpose of subordinating the lien of the mortgage, lien or leasehold estate (as applicable) to the Restriction Agreement.

ARTICLE XX.
ENVIRONMENTAL MATTERS

Section 20.01 Certain Definitions. When used in this Section the following terms have the corresponding meanings:

(a)“Adequately Remediated” means that (i) Landlord has been issued a final order or determination (including the expiration of any appeal or contest period) under the Consent Order confirming that all required active soil and groundwater remediation has been completed and the remaining obligations then existing under the Consent Order are limited to groundwater monitoring and reporting, and (ii) Landlord is otherwise in compliance with the Consent Order. The Landlord and Tenant acknowledge that, while all required active remediation to the soil and groundwater will have been performed at the time Adequate Remediation is achieved, achieving Adequate Remediation will not be a guaranty that an Applicable Government Authority will not require additional active remediation at some future date. As the assessment and evaluation of Landlord's Environmental Matters progress, Landlord and Tenant may (but are not required to), by written agreement, agree to a remediation standard as an alternative definition for “Adequately Remediated”.

(b)“Applicable Governmental Authority” means the State of Florida Department of Environmental Protection and any other state, federal or local district, agency, bureau, department or other regulatory or enforcement authority having jurisdiction.

(c)“Claims” means all claims, demands, actions, causes of actions, proceedings, judgments and liabilities.

(d)“Consent Order” means the Consent Order (OGC File No. 89-1111) entered into between the State of Florida Department of Environmental Protection (“DEP”), as “Complainant” and JIW Enterprises, Inc. and Landlord, as “Respondents”, with a filing date of September 28, 2009, as it may be supplemented, replaced, superseded, or amended, from time to time, with Tenant's consent. Landlord and Tenant agree to act reasonably and cooperate in connection with any efforts to amend, supplement, replace or supersede the current Consent Order, so long as neither the scope of the matters covered by the Consent Orders nor Landlord's remediation obligations thereunder are reduced and Tenant's Contemplated Redevelopment is not delayed, including, but not limited to, replacing the current Consent Order with a Brownfield Site Rehabilitation Agreement.

(e)“Creosote Contamination” means the creosote-type contamination affecting the Land and possibly surrounding lands, including soils, soil vapor, surface water and groundwater, resulting from past wood treating operations on the Land that were discontinued in or around October of 1967 (the “Wood Treating Operations”).

(f)“Damages” means all costs, expenses, damages, losses, liabilities, fines and penalties. “Costs” include, but are not limited to, costs of investigation, clean-up and remediation, and consultants' and attorneys' fees.

(g)“Environmental Laws” means all federal, state and local civil and criminal laws (including both statutory and common law), ordinances, codes, rules, regulations and judicial and administrative decrees and orders currently in effect or which may hereafter be in effect regulating, providing standards or requirements or otherwise imposing obligations or liability in connection with any Hazardous Substance.

(h)“Extra Redevelopment Costs” means all reasonably documented costs and expenses reasonably incurred by Tenant in connection with the Contemplated Redevelopment as a result of the existence of any of the Landlord's Environmental Matters. Extra Redevelopment Costs include, but are not limited to, all costs and expenses to obtain or comply with all Environmental Redevelopment Permits (as defined in Section 5.08) and all other costs and expenses incurred for testing and assessment, monitoring wells, soil removal, disposal and replacement, liners and other containment measures and legal (e.g., a restrictive covenant) and engineering controls, as well as any increase in the cost of any elements of the Contemplated Redevelopment, such as foundations, curbing, landscaping, paving or the stormwater management system. Extra Redevelopment Costs do not include costs incurred by Tenant's for consultants (i.e., engineering and legal) either in connection with the Redevelopment Work or to monitor or review the work being performed by Landlord's consultants under or in connection with the Consent Order; provided that Landlord shall make its consultants readily available to Tenant, at Landlord's cost, to provided to Tenant such information and services as Tenant may reasonably request in connection with the Redevelopment Work and Landlord's Environmental Matters. . Extra Redevelopment Costs will, however, include increased architectural or engineering costs in connection with the design or construction of the Improvements with respect to the Contemplated Redevelopment to the extent directly related to Landlord's Environmental Matters.

(i)“GE Contamination” means the polychlorinated biphenyl contamination that may impact the Land resulting from the operation of the former General Electric facility located to the west of the Land at 115 Wayne Place. It is anticipated that the GE Contamination will be remediated by GE Energy.

(j)“Hazardous Substance” means any substance designated as a “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “pollutant” or “contaminate” , or which is otherwise regulated under any federal, state or local law or regulation as a result of it being hazardous or potentially hazardous to persons or the environment. Without intending to limit to general nature of the foregoing, but for clarification only, Hazardous Substances include petroleum and petroleum-derived fuel products such as gasoline.

(k)“Landlord's Environmental Matters” means the Creosote Contamination and any other Hazardous Substance referenced in or covered by the Consent Order resulting from the Wood Treating Operations.

(l)“Tenant's Environmental Matters” means any Hazardous Substance released or utilized by Tenant in connection with the operation of its automobile dealership during the term of the Existing Lease or this Lease.

Section 20.02 Compliance with Consent Order. Landlord will proceed with due diligence, consistent with its own business judgment and the advice of Landlord's environment consultants to satisfy the requirements of the Consent Order and to Adequately Remediate the Demised Premises.

Section 20.03 Ongoing Operations. Tenant shall operate its business at the Demised Premises in compliance with all applicable Environmental Laws.

Section 20.04 Legal and Engineering Controls. Landlord and Tenant agree to fully cooperate with each other to agree upon and implement such legal and engineering controls as may be required under the

Consent Order or for the Contemplated Redevelopment. Legal and engineering controls may include, for example, deed restrictions, restrictive covenants, caps or covers, liners, impervious areas, slurry walls and physical barriers and fences.

Section 20.05 Information Sharing. Landlord and Tenant agree to provide to the other (i) copies of all environmental reports and audits which they obtain relative to the Demised Premises within ten (10) days of receipt; (ii) copies of all correspondence (including electronic communications) to any Applicable Governmental Authority, simultaneously with its transmittal to the Applicable Governmental Authority, (iii) copies of all correspondence (including electronic communications) from any Applicable Governmental Authority, within five (5) days of its receipt. All correspondence shall be accompanied by all documentation that accompanied the correspondence. Landlord will also promptly respond (or direct its environmental consultants to promptly respond) to requests for information from Tenant or its environmental consultants.

Section 20.06 Indemnity by Landlord. Landlord agrees to indemnify, defend (in a diligent manner with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against all Claims and Damages which Tenant may incur to the extent resulting from the Landlord's Environmental Matters. As used in this Section, Tenant includes Tenant's subtenants and affiliates and all their respective partners, officers, directors, employees and interest holders.

Section 20.07 Indemnity by Tenant. Tenant agrees to indemnify, defend (in a diligent manner with counsel reasonably acceptable to Tenant) and hold Landlord harmless from and against all Claims and Damages which Landlord may incur to the extent resulting from the Tenant's Environmental Matters. As used in this Section, Landlord includes Landlord's affiliates and all their respective partners, officers, directors, employees and interest holders.

Section 20.08 GE Contamination. The GE Contamination is not included in either Landlord's Environmental Matters or Tenant's Environmental Matters, but Landlord and its environmental consultants will, at Landlord's cost, continue to monitor the related remediation activities and keep Tenant informed of the status of the remediation as provided for in Section 20.04.

Section 20.09 Reimbursement of Extra Redevelopment Costs.

(a)Tenant will use commercially reasonable efforts, to the extent not inconsistent with Tenant's valid business considerations and the requirements of the Automobile Manufacturer, to layout (i.e., building placement), design and construct the Contemplated Redevelopment in a manner to minimize the Extra Redevelopment Costs.

(b)As to work which will result in Extra Redevelopment Costs and which is not an integral part of Tenant's construction (i.e., soil removal as compared to building foundation work), Tenant will provide Landlord the opportunity to itself perform the work in lieu of reimbursing Tenant the cost of performing the work; provided that the performance of the work by Landlord would not have the effect of delaying the completion of the Contemplated Redevelopment.

(c)Without intending to limit the scope of Section 20.06, Landlord agrees, within twenty (20) days of a demand from Tenant (from time to time) to reimburse Tenant for all Extra Redevelopment Costs. Each demand for reimbursement shall be accompanied by reasonable documentation of the Extra Redevelopment Costs incurred by Tenant. If Landlord fails to reimburse Tenant for any Extra Redevelopment Costs during the required 20-day period Tenant may offset the Extra Redevelopment Costs, together with applicable interest, against the Base Rent due under this Lease, in accordance with the procedure set out in Paragraph (d) below.

(d)Prior to offsetting any amount against the Base Rent due under this Lease under Paragraph (c) above, Tenant shall give written notice to Landlord (the "Offset Notice"), which shall include the amount of the offset claimed and the basis for the offset claimed (including, to the extent not previously provided, reasonable documentation of the Extra Redevelopment Costs incurred) and Landlord shall have the right to dispute the offset as provided for in this Paragraph. To contest an offset Landlord must, within ten (10) days of the Offset Notice, provide notice to Tenant that Landlord disputes all or a portion of the offset (the "Offset Dispute Notice"). Landlord may only give the Offset Dispute Notice if Landlord, in good faith, believes that Tenant is not entitled to all or any part of the offset claimed in the Offset Notice. Any Offset Dispute Notice shall outline the specific items of the offset objected to by Landlord (the "Disputed Charges") and the specific reasons for the objection. To be effective, the Offset Dispute Notice must be accompanied by Landlord's payment of the portion of the offset not disputed or include an authorization for Tenant to offset against Base Rent the portion of the offset not disputed. The failure of Landlord to provide a timely Offset Dispute Notice and the continuation of such failure for ten (10) additional days following an additional notice from Tenant stating that Landlord's Offset Dispute Notice was not given when required under this Lease, shall be deemed Landlord's consent to the offset set out in the Offset Notice. As to any Disputed Charges, the parties shall, within the thirty (30) day period following the Offset Dispute Notice, meet in person and attempt to reach agreement upon the amount owed. During the dispute resolution period, including any arbitration, Tenant shall, subject to the other terms of this Lease, continue to pay the Base Rent otherwise due under this Lease. If the parties are unable to reach an agreement within the thirty (30) day period, the matter shall be settled by binding arbitration by an arbitrator agreed upon by the parties or, if the parties are unable to agree, by a neutral (i.e. having no prior association with either party) arbitrator appointed by the American Arbitration Association or local arbitration association. Except as otherwise approved by Landlord and Tenant, any arbitrator shall be a licensed attorney with substantial relevant experience with environmental and commercial matters. Landlord and Tenant agree to use diligent good faith efforts to have the arbitrator appointed within sixty (60) days following the Offset Dispute Notice and to complete the arbitration within one hundred twenty (120) days following the Offset Dispute Notice. All costs of the arbitration (including the fees of the arbitrator, but not attorneys' fees) shall be paid by the non-prevailing party (as determined by the arbitrator). If the arbitrator does not make a determination that one party, or the other, is a "non-prevailing party", then the costs of the arbitration shall be paid half by Tenant and half by Landlord. The amount finally agreed upon or found to be due Tenant by arbitration shall be paid within ten (10) business days of such agreement or finding, failing which Tenant may thereafter begin to offset the Base Rent due under this Lease until the entire amount due has been recovered.

Section 20.10 Survival. This Article XX shall survive the expiration or earlier termination of this Lease, including, but not limited to, any termination as a result of the acquisition of the Demised Premises by Tenant under Article XIX.

ARTICLE XXI.
GUARANTY OF LEASE

Section 21.01 Guaranty of Lease. The obligation of Tenant to pay Base Rent and Real Estate Taxes shall be guaranteed by Asbury Automotive Group, Inc., a Delaware corporation (the “Guarantor”) by Guaranty of Lease in the form of Exhibit F (the “Guaranty”). The Guaranty shall be delivered to Landlord by Guarantor concurrently with the delivery to Landlord of this Lease by Tenant.

ARTICLE XXII.
EXHIBITS

Section 22.01 Exhibits. The following Exhibits have been agreed upon by Landlord and Tenant,

and are attached to and a part of this Lease:

Exhibit A -     Legal Description of the Land
Exhibit B -    Permitted Title Exceptions
Exhibit C -     Memorandum of Lease
Exhibit D -     Approved form of SNDA
Exhibit E -     Termination of Lease
Exhibit F -     Guaranty of Lease

The remainder of this Page has been intentionally left blank.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:
Witnesses:

/s/ John Diamandis
Name:	John Diamandis	/s/Jeffrey I. Wooley
As Landlord		JEFFREY I. WOOLEY, an individual

/s/ Walter C. Little
Name:	Walter C. Little
As Landlord

TENANT:
Witnesses:
ASBURY AUTOMOTIVE TAMPA, L.P.,
a Delaware limited partnership

By: Asbury Automotive Tampa GP L.L.C.,
a Delaware limited liability company,
as its genral partner

/s/George Karolis
Name:	George Karolis	By:	/s/ Craig T. Monaghan
As to Tenant		Name:	Craig T. Monaghan
		Title:	Vice President

/s/ Darlene Quashie Henry
Name:	Darlene Quashie Henry
As to Tenant

EXHIBIT A

Legal Description of the Land

PARCEL I:
Those portions of the Southeast 1/4 of the Southeast 1/4 of Section 13, and the Northeast 1/4 of the Northeast 1/4 of Section 24, all in Township 29 South, Range 19 East, Hillsborough County, Florida being further described as follows:
Begin at the Northeast corner of said Section 24; thence South 00°08'00" East, 880.75 feet along the East line of said Section 24 to the North right-of-way line of State Road 60; (D.O.T. Section No. 1011-601) thence along said North right-of-way line the following: South 84°32'00" West, 434.69 feet; thence North 50°35'00" West, 71.48 feet to the East right-of-way line of U.S. Highway No. 301 (State Road 43) (D.O.T. Section No. 10010-2502); thence along said East right-of-way line the following: North 05°26'00" West, 99.47 feet to a curve concave Westerly and having a radius of 6985.50 feet; thence Northerly along said curve, 203.34 feet through a central angle of 01°40'04" (chord North 06°16'02" West, 203.33 feet); thence radial from said curve, North 82°53'56" East, 15.00 feet radial to a curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 217.89 feet through a central angle of 01°47'00" (chord North 07°59'34.5" West, 217.88 feet) to a non-tangent compound curve concave Westerly and having a radius of 68.00 feet; thence Northerly along said curve, 22.99 feet through a central angle of 19°22'14" (North 08°58'41" West, 22.88 feet) to a non-tangent curve concave Westerly and having a radius of 7000.50 feet; thence Northerly along said curve, 229.50 feet through a central angle of 01°52'42" (chord North 10°00'38.5" West, 229.49 feet); thence non-tangent from said curve, North 04°57'25" West, 239.45 feet; thence North 10°57'00" West, 54.91 feet to the South right-of-way line of the Seaboard Coast Line Railroad; thence South 84°31'04" East, 608.35 feet along said South right-of-way line to the East line of said Section 13; thence South 00°53'00" East, 124.94 feet along said East line to the Point of Beginning.
PARCEL II:
A tract in the Northwest 1/4 of Section 19, Township 29 South, Range 20 East, Hillsborough County, Florida, described as follows:
From the point of intersection of the West boundary of said Northwest 1/4 of Section 19, and the Northerly right-of-way line of State Road No. 60 (Adamo Drive), run North 84°32'00" East along said Northerly right-of-way line of State Road No. 60 a distance of 367.30 feet; run thence North 0°01'10" East a distance of 570.00 feet; run thence North 89°58'50" West a distance of 366.88 feet to a point on the West boundary of said Northwest 1/4 of Section 19; run thence South 00°08'00" East along said West boundary of Northwest 1/4 of Section 19, a distance of 605.12 feet to the Point of Beginning.

ALSO BEING DESCRIBED AS FOLLOWS:

Composite Description:
Those portions of the Southeast 1/4 of the Southeast 1/4 of Section 13, the Northwest 1/4 of Section 19, and the Northeast 1/4 of the Northeast 1/4 of Section 24, all in Township 29 South, Range 19 East, Hillsborough County, Florida being more particularly described as follows:
BEGIN at the Southeast corner of said Section 13, said point also being the Northwest corner of said Section 19 and the Northeast corner of said Section 24; thence S.00°08'00"E., 275.63 feet along Westerly boundary line of said Section 19 and the Easterly boundary line of said Section 24; thence S.89°58'50"E., 366.88 feet; thence S.00°01'10"W., 570.00 feet to the northerly right-of-way line of STATE ROAD 60 (ADAMO DRIVE) thence S.84°32'00"W., 801.99 feet along said Northerly right-of- way line to the Easterly right-of-way line of U.S. Highway 301; thence along said Easterly right-of-way line the following five courses and four curves: N.50°35'00"W., 71.48 feet; thence N.05°26'00"W., 99.47 feet to the beginning of a curve concave Westerly, having a radius of 6985.50 feet; thence Northerly 203.34 feet along said curve, through a central angle of 01°40'04" (chord bears N.06°16'02"W., 203.33 feet); thence radial from said curve, N.82°53'56"E., 15.00 feet to the beginning of a curve concave Westerly, having a radius of 7000.50 feet; thence Northerly 217.89 feet along said curve, through a central angle of 01°47'00" (chord bears N.07°59'34.5"W., 217.88 feet) to a non-tangent compound curve concave Westerly, having a radius of 68.00 feet; thence Northerly, 22.99 feet along said curve, through a central angle of 19°22'14" (chord bears N.08°58'41 "W., 22.88 feet) to a non-tangent curve concave Westerly and having a radius of 7000.50 feet; thence Northerly, 229.50 feet along said curve, through a central angle of 01°52'42" (chord bears N.10°00'38.5"W., 229.49 feet); thence non-tangent from said curve, N.04°57'25"W., 239.45 feet; thence N.10°57'00"W., 54.91 feet to the South right-of-way line of the Seaboard Coast Line Railroad; thence S.84°31'04"E., 608.35 feet along said South right-of-way line to the Easterly boundary line of said Section 13; thence S.00°53'00"E., 124.94 feet along said Easterly boundary line to the Point of Beginning.

EXHIBIT B

Permitted Title Exceptions

1.	General or special taxes and assessments required to be paid in the year 2011 and subsequent years.

2.	Terms, covenants and conditions contained in the Right Of Way Deed to the State of Florida, recorded in Deed Book 1088, Page 448. (As to Parcel II)

3.	Easement granted to Tampa Electric Company recorded in Official Records Book 4512, Page 100. (As to Parcel I)

4.	Terms, covenants and conditions contained in that certain Deed to J. I. Wooley recorded in Official Records Book 5002, Page 1114. (As to Parcel II)

5.	Easement granted to Tampa Electric Company recorded in Official Records Book 5365, Page 1056. (As to Parcel II)

6.	Easement granted to Tampa Electric Company recorded in Official Records Book 6488, Page 1749. (As to Parcel I)

7.	Easement granted to Tampa Electric Company recorded in Official Records Book 11223, Page 77. (As to Parcel II)

8.
Terms and conditions of that certain Lease dated the 1st day of January 2011, by and between Jeffrey I. Wooley, as Landlord, and Asbury Automotive Tampa, L.P., as Tenant, to which these Permitted Title Exceptions are attached as Exhibit B.

NOTE: All recording references are to the Public Records of Hillsborough County, Florida.

EXHIBIT C

Prepared by and, upon
recording, please return to:
John T. Diamandis, Esq.
D2 Law Group P.L.
3239 Henderson Blvd.
2nd Floor
Tampa, FL 33609

MEMORANDUM OF LEASE
(Including Notice of Lien Prohibition)

THIS MEMORANDUM OF LEASE (this "Memorandum") is dated the ______ day of _________________, 20____ (the “Effective Date”), and is made and entered into by and between JEFFREY I. WOOLEY (a/k/a Jeff I. Wooley, a/k/a J.I. Wooley), an individual ("Landlord") and ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership ("Tenant").

BACKGROUND:

Landlord is owner of certain property consisting of approximately 17.99 acres located in Hillsborough County, Florida and legally described on Exhibit "A" to this Memorandum (together with certain improvements and appurtenances, the “Demised Premises”). The Demised Premises has a street address of 9201 Adamo Drive, Brandon, Florida. Landlord has leased to Tenant and Tenant has leased from Landlord the Demised Premises. Landlord and Tenant desire to confirm the Lease of record and by this Memorandum intend to provide record notice of the Lease and its terms.

In connection with the Lease, Landlord and Tenant acknowledge, agree and confirm as follows:

1.Lease of Demised Premises. Landlord has leased and demised (and does hereby confirm the lease and demise of) the Demised Premises, together with the easements and other rights appurtenant thereto to the Tenant upon and pursuant to the terms of the Lease.

2.Commencement Date. The Commencement Date of the Term of the Lease is January 1, 2011.

3.Term. The initial term of the Lease (the “Term”) expires at the end of the twentieth (20th) Lease Year following the Commencement Date (i.e., December 31, 2030).

4.Renewal Options. The Lease grants to Tenant two (2) options to renew the Lease and extend the Term, each for a period of five (5) year.

5.Purchase Option. The Lease grants to the Tenant an option to Purchase the Demised Premises.

6.Lien Prohibition. The Lease provides that the interest of the Landlord in the Demised Premises is not subject to liens for improvements made by or on behalf of the Tenant.

7.Notice of Lien Prohibition. In accordance with Florida Construction Lien Law, Florida Statutes, Section 713.10, notice is hereby given that the interest of the Landlord in the Demised

Premises is not subject to liens for improvements made by or on behalf of the Tenant.

8.Successors and Assigns. This Memorandum shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum, effective as of the Effective Date.

LANDLORD:
Witnesses:

Name:
As Landlord	JEFFREY I. WOOLEY, an individual

Name:
As Landlord

TENANT:
Witnesses:
ASBURY AUTOMOTIVE TAMPA, L.P.,
a Delaware limited partnership

By: Asbury Automotive Tampa GP L.L.C.,
a Delaware limited liability company,
as its genral partner

Name:	By:
As to Tenant	Name:
Title:

Name:
As to Tenant

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by JEFFREY I. WOOLEY, an individual.

{Signature of Notary Public}
Printed Name:
{Name to be printed or stamped}
(Notary Seal)

☐ personally known to me or ☐ produced identification. {applicable box to be checked}

Identification produced: _________________________________.
{if identification was produced, type of identification provided to be inserted}

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by ________________________, as _________________________ of Asbury Automotive Tampa GP L.L.C., a Delaware limited liability company, as general partner of ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership, for and on behalf of the limited liability company acting on behalf of the limited partnership.

{Signature of Notary Public}
Printed Name:
{Name to be printed or stamped}
(Notary Seal)

☐ personally known to me or ☐ produced identification. {applicable box to be checked}

Identification produced: _________________________________.
{if identification was produced, type of identification provided to be inserted}

EXHIBIT D

Prepared by and upon
recording please return to:

SUBORDINATION, NON-DISTURBANCE
AND
ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made and entered into by and among ______________________________________ ("Lender"), ____________________________ ("Tenant"), and _________________________ ("Landlord") and is effective as of the date (the “Effective Date”) executed by the last of Lender, Tenant and Landlord.

RECITALS:

A.    Landlord and Tenant entered into that certain Lease with an effective date of ___________, 20___ (as amended, from time to time, the "Lease"), pursuant to which Landlord leased to Tenant certain premises (the "Premises") located at ___________________________, in Hillsborough County, Florida. The Premises are legally described on Exhibit A (the “Property”).
B.    Lender is making a loan (the "Loan") to Landlord, which is to be evidenced by a promissory note in the amount of $______________________ and secured by, among other things, that certain [**Mortgage and Security Agreement**] (the "Security Document") encumbering the Property and to be recorded in the official records of Hillsborough County, Florida. The Security Document and other documents executed in connection with, or otherwise securing, the Loan shall be referred to in this Agreement as the "Loan Documents".
C.    Lender, Tenant and Landlord desire to enter into this Agreement to provide for the subordination of the Lease to the lien of the Security Document and to provide for the protection of the Lease and Tenant's rights under the Lease in the event of any exercise by Lender of any rights or remedies under the Loan Documents, on and subject to the terms of this Agreement.

STATEMENT OF THE AGREEMENT:

In consideration of the premises, the mutual agreements set out below and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lender, Tenant and Landlord agree as follows:

1.Subordination of the Lease. The Lease is subject and subordinate to the lien of the Security Document, as to the Property encumbered by the lien of the Security Document. The Security Document includes any renewals, modifications, extensions and amendments thereof and thereto. The advancement of additional monies by Lender, the repayment of which is secured by the Security Document, shall not affect the subordination provided for in this Agreement.

2.Non-Disturbance. So long as there is no then existing Lease Default (as defined below), Lender shall not, in the exercise of any right, remedy, or privilege granted by the Security Document, or the other Loan Documents, or otherwise available to Lender at law or in equity, disturb or otherwise interfere with Tenant's quiet enjoyment or possession of the Premises or any of Tenant's other rights under the Lease (including, but not limited to, Tenant's purchase option). As used in this Agreement a “Lease Default” means a default by Tenant under the Lease which was not cured during the applicable grace and cure periods provided for in the Lease, such that Landlord would have the right to terminate the Lease as a result of such default. Without limitation of the foregoing, and so long as no Lease Default then exists, Lender agrees that (i) Tenant will not be named as a party to or otherwise joined in any foreclosure or other enforcement proceeding instituted by Lender under the Loan Documents, unless such joinder is required by law as a condition to realize upon Lender's security interest in the property encumbered by the Security Document, and then only to the limited extent so required, but in no event shall any action be taken in such proceeding that seeks affirmative relief against Tenant or would violate or is inconsistent with the terms of this Agreement or Tenant's rights under the Lease; (ii) any sale or other transfer of the Premises, pursuant to foreclosure or any voluntary conveyance or other proceeding in lieu of foreclosure, will be subject to the Lease and all of Tenant's rights thereunder; and (iii) upon any sale or other transfer of the Premises the Lease will continue in full force and effect as a direct lease between Tenant and the Successor Landlord pursuant to Section 3 below.

3.Attornment. Tenant shall attorn to any person or entity that acquires the Premises pursuant to the foreclosure of the Security Document, or by any proceeding or voluntary conveyance in lieu of foreclosure (a "Successor Landlord"). Upon any attornment under this Section 3, the Lease shall continue in full force and effect as a direct lease between Tenant and the Successor Landlord, except that the Successor Landlord shall not be:

(a)liable for any breach of the Lease by any prior landlord; provided that this is not intended to release any Successor Landlord from the obligation to cure any default or other condition that exists as of the date the Successor Landlord becomes the Landlord under the Lease, if the condition violates the obligations of the landlord under the Lease, subject, however, to the Successor Landlord being provided the notice and opportunity to cure provided for in the Lease; or

(b)bound by any rent or additional rent applicable to the period following the date that Successor Landlord becomes the landlord under the Lease, which Tenant might have paid to any prior landlord more than thirty (30) days in advance of its due date under the Lease, unless such payment was received by or consented to by Lender or Successor Landlord; or

(c)bound by any amendment to the Lease made without Lender's or the Successor Landlord's consent; provided that for purposes of this item, an amendment does not include (i) any assignment or subletting permitted under the Lease, or (ii) the exercise of any option to renew or extend the term of the Lease, or (iii) Landlord's and Tenant's agreement to extend any of the time periods provided for in the Lease (for example, Tenant's contingency periods or the time to complete any work to be performed by Tenant or Landlord), other than time periods related to the payment of rent or additional rent by Tenant; or

(d)bound by any notice given by Tenant to any prior Landlord, whether or not such notice is given pursuant to the terms of the Lease, unless notice is also given to Lender or the Successor Landlord; or

(e)subject to any accrued off-set right, unless expressly provided for by the Lease or by court order; or

(f)personally liable for any monetary judgment beyond its interest in the Property (including proceeds); provided that this shall not be constructed to otherwise limit the remedies available to Tenant under the Lease or applicable law, or to limit Tenant's right to equitable relief; or

(g)liable for the violation of any covenant of Landlord that relates to property outside of the Property which is not owned or controlled (directly or indirectly) by Successor Landlord; or

(h)liable for any security deposit held by any prior Landlord, unless actually received (or a credit therefor received) by Lender or the Successor Landlord.

4.Payment of Rent. Landlord and Tenant acknowledge that the Loan Documents provide for the direct payment to Lender of all rental and other monies due and to become due to Landlord under the Lease (“Rent”) upon the occurrence of certain conditions as set forth in the Loan Documents. Upon receipt from Lender of written notice (a “Rent Demand Notice”) to pay all Rent to or at the direction of Lender, Landlord authorizes and directs Tenant to pay all Rent as provided for in the Rent Demand Notice. Upon receipt of the Rent Demand Notice and until otherwise directed by Lender or court order, Tenant agrees to pay the Rent due and payable by Tenant under the Lease to or at the direction of Lender, as provided for in the Rent Demand Notice. Landlord (i) consents to such payment in accordance with the Rent Demand Notice, notwithstanding any dispute between Landlord and Lender or contrary instructions from Landlord; (ii) releases and agrees to hold Tenant harmless from and against any claims or liability as a result of making payments to or as directed by Lender; and (iii) agrees that Tenant shall be fully credited with such payments under the Lease. Notwithstanding the foregoing, in the event conflicting demands are made upon Tenant or Tenant is unsure as to its obligations under this Agreement, the Lease or applicable law as to the payment of Rent, Tenant shall not be required to comply with the Rent Demand Notice but may petition the court for a determination of who is the proper party to receive the Rent or for leave to pay the Rent into the registry of the court and Landlord and Lender consent to the payment of the Rent as ordered or approved by the court.

5.Lender's Notice of Default. Tenant shall send to Lender a copy of any default notice given to Landlord under the Lease (a “Duplicate Default Notice”). Tenant agrees to accept a cure of the default by Lender with the same effect as if by Landlord. In addition, Tenant agrees not to terminate this Lease as a result of any default by Landlord under the Lease, until Tenant has provided a Duplicate Default Notice to Lender and the default has still not been cured by the date thirty (30) days following the date the Duplicate Default Notice is given to Lender (the “Lender Cure Period”); provided that if the default is of a non-monetary nature (i.e. it cannot be cured by the payment of money) and Lender promptly commences and is diligently and continually pursuing the cure, the Lender Cure Period shall be extended for such additional time as is reasonably required to cure such default using diligence and all commercially reasonable efforts, but not beyond an additional sixty (60) days. Nothing in this Section 5 is intended to suspend or otherwise limit Tenant's ability to exercise any other rights and remedies (other than the termination of the Lease) Tenant may have against Landlord as a result of such default.

6.Limitation on Subordination. Nothing in this Agreement or in the Security Document or in any other Loan Documents shall be construed to (i) grant to Lender any lien on any of Tenant's property (including proceeds therefrom) on, in or adjacent to the Premises, except to the extent of Lender's lien on Landlord's reversionary interest (if any) in such property, subject, however to the terms of the Lease; or (ii) alter or affect any obligation of Landlord to Tenant or any rights or remedies of Tenant against Landlord under the Lease, except as expressly provided for in Section 5, as it relates to a termination of the Lease and Section 3, as it relates to a Successor Landlord becoming the landlord under the Lease.

7.Approval of Lease by Lender. To the extent that Lender's consent to or approval of the Lease is required under the Loan Documents, Lender confirms that it has granted all required consents and approvals.

8.Conflict with Lease. As between Lender and Tenant, in the event of any express conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement will govern to the extent required to resolve the conflict.

9.Notices. All requests, notices and demands that are given or made in connection with this Agreement shall be in writing and shall be given (i) by certified mail, return receipt requested, or (ii) by nationally recognized overnight courier service, with the ability to confirm delivery, or (iii) by hand delivery, evidence by a signed receipt for delivery and shall be addressed as follows:

If to Lender:

If to Landlord:

If to Tenant:

If Lender fails to respond to any request for its consent or approval under this Agreement within ten (10) days, such consent or approval shall be deemed given, but only if the request for the consent or approval contains, in conspicuous type, language substantially as follows: “Your failure to respond to this request within ten (10) days constitutes your approval of this request as provided for in that certain Subordination, Non-Disturbance and Attornment Agreement with an Effective Date of {to be inserted}.”.

The addresses set out above may be changed by notice sent pursuant to this Section.

10.Successors and Assigns. This Agreement shall bind and inure to the benefit of Landlord, Tenant and Lender, and their respective successors and assigns.

11.Attorneys Fees. In any proceeding arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys fees and costs incurred.

12.Counterparts. This Agreement may be executed in multiple counterparts, all of which together shall constitute one document and this Agreement. The parties authorize signature pages from separate identical counterparts to be detached and attached to one counterpart to form one document.

13.Entire Agreement; Amendment; Waiver. This Agreement includes and incorporates the entire agreement between Lender, Tenant and Landlord relative to the relationship between the Lease and the Loan Documents. This Agreement may only be amended by a written document signed by Lender, Tenant and Landlord. Provisions of this Agreement may only be waived in a writing signed by the waiving party.

14.Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and a determination that the application of any provision of this Agreement in any particular circumstances is unenforceable or invalid shall not affect the enforceability or validity of such provision as it may apply to other circumstances.

15.Governing Law. This Agreement shall be governed by and enforced and construed in accordance with the laws of the State of Florida, without regard to conflict of laws principles.

16.Waiver of Jury Trial. Landlord, Tenant and Lender waive trial by jury in any proceeding arising out of or in connection with this Agreement.

{The remainder of this Page has been intentionally left blank.}

In Witness Whereof, Lender, Tenant and Landlord have executed this Subordination, Non-Disturbance and Attornment Agreement.

Witnesses:	"LENDER"

By:
Name:	Name:
Title:

Name:

"TENANT"

By:
Name:	Name:
Title:

Date executed:
Name:

By:
Name:
Title:

"LANDLORD"

By:
Name:	Name:
Title:

Date executed:
Name:

[Acknowledgement of Lender]

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 20__, by __________________________________, as __________________________ of ________________________________________, a ___________________ on behalf of said ______________________. He/She is personally known to me or produced ___________________________ as identification.

NOTARY PUBLIC
Printed Name:
Commission No.:
My Commision Expires:

(Notary Seal)

[Acknowledgement of Tenant]

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 20__, by __________________________________, as __________________________ of ________________________________________, a ___________________ on behalf of said ______________________. He/She is personally known to me or produced ___________________________ as identification.

NOTARY PUBLIC
Printed Name:
Commission No.:
My Commision Expires:
(Notary Seal)

[Acknowledgement of Landlord]

STATE OF	)
	)	SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 20__, by __________________________________, as __________________________ of ________________________________________, a _________________, on behalf of said _________________________. He/She is personally known to me or produced ___________________________ as identification.

NOTARY PUBLIC
Printed Name:
Commission No.:
My Commision Expires:
(Notary Seal)

EXHIBIT E

Prepared by and upon
recording please return to:

John T. Diamandis
D2 Law Group P.L.
3239 Henderson Boulevard
Second Floor
Tampa, FL 33609

TERMINATION OF LEASE
AND
RELEASE OF MEMORANDUM OF LEASE

This Termination of Lease and Release of Memorandum of Lease (this “Termination”) is made and entered into by JEFFREY I. WOOLEY, an individual ("Landlord") and ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership ("Tenant") and is effective as of the 31st day of December 2010 (the “Effective Date”).

Background: Landlord and Tenant entered into a First Amended and Restated Lease Agreement (the “Existing Lease”) dated as of the 17th day of September 1998, a Short-Form Lease relating to which was recorded on September 18, 1998, in Official Records Book 09244, at Page 0789 of the Public Records of Hillsborough County, Florida (the “Memorandum of Lease”). The Existing Lease demised to Tenant certain leased premises (described in the Lease as the Demised Premises and in the Memorandum of Lease as the Property, and referred to in this Termination as the “Premises”). Landlord and Tenant have entered into a new Lease for the Premises (the “New Lease”), (a memorandum of which is to be recorded concurrently with this Termination) and desire to confirm the termination of the Existing Lease and the release the Premises from the Memorandum of Lease. The Landlord and Tenant intend that the Existing Lease expire at the end of the day on December 31, 2010 and the New Lease commence at the beginning of the day on January 1, 2011, such that there is no time gap between the Existing Lease and the New Lease.

Termination and Release: Landlord and Tenant hereby confirm, acknowledge and agree: (i) the Existing Lease is hereby terminated, and no party has any further rights, obligations, or liabilities under the Exiting Lease (except as preserved by the New Lease); and (ii) the Memorandum of Lease is terminated and the Premises are released from the Memorandum of Lease. Nothing in this Termination is, however, intended to release Tenant from the obligation to pay the rental due under the Existing Lease though the Effective Date of this Termination.

[Signatures are on the following Page]

[Signature Page to Termination of Lease and Release of Memorandum of Lease]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination, effective as of the Effective Date.

LANDLORD:
Witnesses:

Name:
As Landlord	JEFFREY I. WOOLEY, an individual

Name:
As Landlord

TENANT:
Witnesses:
ASBURY AUTOMOTIVE TAMPA, L.P.,
a Delaware limited partnership

By: Asbury Automotive Tampa GP L.L.C.,
a Delaware limited liability company,
as its genral partner

Name:	By:
As to Tenant	Name:
Title:

Name:
As to Tenant

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by JEFFREY I. WOOLEY, an individual.

{Signature of Notary Public}
Printed Name:
{Name to be printed or stamped}
(Notary Seal)

☐ personally known to me or ☐ produced identification. {applicable box to be checked}

Identification produced: _________________________________.
{if identification was produced, type of identification provided to be inserted}

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of December, 2010, by ________________________, as _________________________ of Asbury Automotive Tampa GP L.L.C., a Delaware limited liability company, as general partner of ASBURY AUTOMOTIVE TAMPA, L.P., a Delaware limited partnership, for and on behalf of the limited liability company acting on behalf of the limited partnership.

{Signature of Notary Public}
Printed Name:
{Name to be printed or stamped}
(Notary Seal)

☐ personally known to me or ☐ produced identification. {applicable box to be checked}

Identification produced: _________________________________.
{if identification was produced, type of identification provided to be inserted}

EXHIBIT F

GUARANTY OF LEASE

This Guaranty of Lease (this “Guaranty”) is made and entered into effective as of January 1, 2011, by ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Guarantor”) to and for the benefit of JEFFREY I. WOOLEY, an individual (“Landlord”).

1.Background. Landlord and Asbury Automotive Tampa, L.P., a Delaware limited partnership (“Tenant”) are entering into a Lease of even date with this Guaranty, pursuant to which Landlord is leasing to Tenant certain leased premises (the “Premises”) with a street address of 9210 Adamo Drive, Brandon, Florida 33619 (the “Lease”). Landlord is requiring this Guaranty as a condition of the Lease and Guarantor is willing to provide this Guaranty in order to induce Landlord to enter into the Lease.

2.Definitions. Terms used in this Guaranty without definition, which are defined in the Lease, have the same meaning in this Guaranty as in the Lease.

3.Guaranty of Payment / Guaranty Unconditional. On and subject to the terms of this Guaranty, Guarantor guarantees to Landlord the full and prompt payment of the Base Rent, Real Estate Taxes and any Additional Rent, which become due and payable by Tenant under the Lease (collectively, the “Guaranteed Rent”). This Guaranty has been unconditionally delivered to Landlord, and there is no condition precedent to the effectiveness of this Guaranty.

4.Nature of Guaranty. This Guaranty is intended as a guaranty of payment and not merely of collection. Guarantor acknowledges that Landlord shall not be required to exhaust its remedies against Tenant before pursuing its rights under this Guaranty.

5.Consideration Acknowledged. Guarantor acknowledges that this Guaranty is supported by good, valuable and sufficient consideration.

6.Bankruptcy of Tenant. The liability of Guarantor under this Guaranty shall not be released or impaired by any bankruptcy, receivership, liquidation or similar proceeding affecting Tenant or its assets (a “Tenant Bankruptcy”), including, but not limited to, by the rejection of the Lease during a Tenant Bankruptcy. If any Guaranteed Rent is paid by Tenant, but such payment is rescinded or must otherwise be returned by Landlord in connection with a Tenant Bankruptcy (“Returned Rent”), this Guaranty shall continue to apply to the Returned Rent, even if all other Guaranteed Rent had been paid.

7.Notices Waived. Landlord has no obligation to provide Guarantor with a copy of any default or other notices under the Lease, unless expressly required by the notice provisions of the Lease. Guarantor waives notice of the acceptance of this Guaranty by Landlord. Guarantor assumes the obligation to monitor Tenant's performance of its obligations under the Lease.

8.Events Not Impairing Guaranty. Except as otherwise specifically provided herein, the liability of Guarantor under this Guaranty shall not be released or impaired by any of the following: (i) the addition of a new guarantor or guarantors; (ii) any delay by Landlord in bringing any action against Tenant; (iii) the application (except to the extent of such application) by Landlord of any security held or received by Landlord in connection with the Lease; (iv) the release by Landlord of any other guarantor; (v) the extension, amendment or modification of the Lease, but no such extension, amendment or modification shall increase the liability of Guarantor under this Guaranty; (vi) the granting by Landlord of any waiver, consent, extension of time or other accommodation to Tenant under the Lease; (vii) the lack of promptness in the enforcement of this Guaranty; or (viii) any sale of the Premises or assignment of the Lease or this Guaranty by Landlord.

9.Attorneys Fees. In any action under this Guaranty, the prevailing party shall be entitled to recover (from the non-prevailing party) reasonable attorneys' fees and costs incurred.

10.Successors and Assigns. The obligations of Guarantor under this Guaranty shall automatically inure to the benefit of any successors or assigns of Landlord, including, but not limited to, any purchaser (whether by sale, foreclosure or conveyance in lieu of foreclosure) of the Premises.

11.Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida.

12.Entire Agreement / Amendments. This Guaranty represents the entire agreement between Guarantor and Landlord with respect to Guarantor's guarantee of the obligations of Tenant under the Lease. This Guaranty may not be changed, modified, discharged or terminated, except in a written agreement signed the party to be bound thereby.

13.Waiver of Jury Trial. Guarantor and Landlord (by acceptance of this Guaranty) waive trial by jury in any proceedings arising out of or in connection with this Guaranty.

ASBURY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:

Name:
As its: